                                                                 EXHIBIT 10.8

                              SUBLEASE AGREEMENT

1.   PARTIES

This Sublease Agreement (the "Sublease") entered into this 9th day of September ____, 1999 is made between Marcam Solutions, Inc., as assignee of Marcam Corporation ("Sublessor"), and Inventa Corporation, ("Sublessee").

2.   THE LEASE

Sublessor is party to that certain written lease, dated March 20, 1997 by and between CStone-Oakbrook, Inc. and Marcam Solutions, Inc, as assignee of Marcam Corporation (the "Lease").

3.   THE SUBLEASE

Sublessor subleases the entire Sublease Premises, as further defined below, to Sublessee and Sublessee subleases the entire Sublease Premises from Sublessor, in accordance with the terms and conditions set forth herein. The terms used in this Sublease shall have the same meaning ascribed to them in the Lease, except as and to the extent otherwise expressly provided in the Sublease. It is mutually acknowledged that the term "Premises" when used in the Lease shall mean Suites 101 and 120 and contain approximately 5,373 rentable square feet,.

4.   SUBLEASE PREMISES

Sublessor hereby subleases to Sublessee, on the terms and conditions set forth in this Sublease, the "Sublease Premises", otherwise defined as Suites 101 and 120 in the building commonly known as One Lincoln Centre, Oakbrook Terrace, Illinois, consisting of approximately 5,373 rentable square feet.

5.   WARRANTY AND COVENANT BY SUBLESSOR

Except with respect to the Assignment of Lease from MAPICS, Inc. (formerly known as Marcam Corporation) to Marcam Solutions, Inc. dated as of July 31, 1997, Sublessor warrants and represents to Sublessee that the Lease has not been amended or modified except as expressly set forth herein. Sublessor represents and warrants that (i) it has received and has sent no written notice of default in connection with the Lease, (ii) it has no knowledge of any default by the Lessor, as landlord, under the lease, and (iii) it has no knowledge of any default by Sublessor, as tenant, under the Lease. Sublessor hereby covenants and agrees to pay Base Rent and Additional Rent as such terms are defined in the Lease when due under the Lease and to comply with and perform all the provisions, covenants, conditions and agreements on its part to be done and performed as tenant under the Lease, except for those provisions, covenants, conditions and agreements assumed by Sublessee with respect to the Sublease Premises demised under this Sublease and capable of performance by Sublessee.

6.   TERM

The Term of this Sublease shall commence on September 15, 1999 (the "Commencement Date") and end on April 30, 2002. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including, without limitation, payment of rent. Sublessor shall not be obligated to make any alterations, improvements or repairs to the Premises on account of the Sublease. Sublessee agrees to lease the Sublease Premises in their present condition on an "AS IS" basis, and it acknowledges and stipulates that the Sublease Premises, in their present condition are suitable and satisfactory for Sublessee's occupancy and the conduct of Sublessee's business. Notwithstanding anything contained herein to the contrary, Sublessee shall have the right to occupy the Sublease Premises at anytime after the date of this Sublease. Tenant's early occupancy of the Sublease Premises shall be subject to all of the terms and conditions of this Sublease, except that Sublessee shall have no obligation to pay Rent pursuant to Paragraph 7 until the Commencement Date.

7.   RENT

Sublessee shall pay to Sublessor as rent, without deduction, setoff, notice or demand, at 95 Wells Avenue, Newton, MA 02459 ATTN: Accounts Receivable or at such other place as Sublessor shall designate from time to time by notice to Sublessee, in the following amounts:

From, September 15, 1999 thru April 30, 2002 in 31 monthly installments of $9,852.33 each, and a partial installment of $4926.17.

If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. The Rent shall include all Base Rent and Additional Rent (as such terms are defined in the Lease) and all other amounts due and owing from Sublessee hereunder for the Term, except separately metered electricity which will be paid by Sublessee directly to the utility company (as defined in Paragraph 5 hereof).

7.1  ADDITIONAL RENT

Effective January 1, 2000, Sublessee shall be responsible for any Additional Rent, as defined in Paragraph 5 of the Lease in excess of the amount due under Paragraph 7 of this Sublease Agreement.

8.   SECURITY DEPOSIT

Sublessee shall deposit with Sublessor's parent corporation upon execution of this Sublease the sum of Nineteen Thousand Seven Hundred Four and 66/100 Dollars ($19,704.66.) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its obligations hereunder after and required notification to Sublessee and the expiration of all notice and grace periods, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand from Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts. If Sublessee faithfully performs all of Sublessee's obligations hereunder for a period of eighteen (18) months, Sublessor shall return one half of the Security Deposit to Sublessee. Within ten (10) days after the Term has expired, or Sublessee has vacated the Sublease Premises, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor shall be returned to Sublessee.

9.   USE OF SUBLEASE PREMISES

The Sublease Premises shall be used and occupied only for general office purposes and other uses permitted under the Lease and for no other use or purpose.

10.  OTHER PROVISIONS OF SUBLEASE

All applicable terms and conditions of the Lease are incorporated into and made a part of this Sublease as if Sublessor were the Landlord thereunder, Sublessee the Tenant thereunder and the Sublease Premises the Premises, as set forth below. Sublessee assumes and agrees to perform the Tenant's obligations under the Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Landlord under the Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Paragraph 7 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Lease.

11.  ATTORNEYS' FEES

If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.  NOTICES

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by either party to the other shall be sent by United States mail, postage prepaid, or other guaranteed overnight carrier to the address hereinbelow, or to such other place as each party may from time to time designate in a notice to the other party.

To Sublessor:    Marcam Solutions, Inc.
                 c/o Wonderware Corporation
                 100 Technology Drive
                 Irvine, CA 92618
                 ATTN: Facilities Manager

To Sublessee:    Inventa Corporation
                 255 Shoreline Drive
                 2/nd/ Floor
                 Redwood Shores, CA 94065
                 ATTN: Controller

                 with a copy to: Contracts Manager

13.  ALTERATIONS

Sublessee shall not make any alterations in or to the Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Any such changes shall be made in compliance with the Lease (including, without limitation, the requirement to obtain the Lessor's consent for certain types of alterations and the obligation to restore the Premises upon the expiration of this Sublease).

14.  NO ASSIGNMENT OR SUBLETTING

Sublessee may not assign this Sublease, nor further sublet the Premises, nor permit the same to be occupied by others, without the prior written consent of Sublessor in each instance, which consent shall not be Unreasonably withheld or delayed.

15.  DEFAULT

The provisions of Article 19 of the Lease are hereby incorporated by reference into this sublease to govern the rights, obligations and remedies of Sublessor and Sublessee in the event of a default by Sublessee of its obligations pursuant to this Sublease.

16.  ADDITIONAL SERVICES

If Sublessee shall request freight elevator facilities, after hours heat, cooled air, or mechanical ventilation or any other service for which a charge is imposed pursuant to the Lease or otherwise, Sublessee shall either (i) if the Lessor bills the Sublessee directly for such services, pay the full amount of such charge to the Lessor within five (5) days after demand, or (ii) if the Lessor bills the Sublessor for such services, pay the full amount of such charge to Sublessor within five (5) days after demand as additional services rent ("Additional Services Rent").

17.  INTEREST

If Sublessee shall fail to pay any installment of Rent or Additional Services Rent within 10 days of when payment is due, Sublease shall pay interest thereon at an annual rate of 10% (or the maximum rate permitted by law, whichever is less), from the date on which such payment is due to the date of payment thereof,

18.  ENTIRE AGREEMENT

This Sublease, including the Lease which is incorporated herein as part of this Sublease, embodies the entire understanding of the parties and there are no further agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

19.  MISCELLANEOUS

(a) As between the Sublessor and Sublessee, in the event of a conflict between the terms, covenants and conditions of this Sublease with the terms, covenants and conditions of the Lease, the terms, covenants and conditions of this Sublease shall govern. Notwithstanding the foregoing, however, nothing contained in this Sublease shall be deemed, in any way, to modify the terms, covenants and conditions of the Lease.

(b) Sublessor covenants and agrees with Sublessee that upon Sublessee paying the Rent and Additional Services Rent and observing and performing all the terms, covenants and conditions, on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Premises, subject to the terms and conditions of the Lease and this Sublease.

(c) Sublessor covenants that it will not voluntarily amend or modify the terms and conditions of the Lease, without the prior consent of Sublessee, unless such amendment or modification (i) would not have a material adverse impact of Sublessee's rights pursuant to this Sublease, or (ii) is required by the terms of the Lease, in which event Sublessor shall provide Sublessee with advanced written notice of any such amendment or modification.

20.  MODIFICATIONS

This Sublease may only be modified and/or amended by means of a written document, signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Sublease Agreement as of the 9th day of September, 1999

                         SUBLESSOR:          Marcam Solutions, Inc.

                                             By: /s/ Al Fink
                                                 -------------------------------

                                             Name: Al Fink
                                                   -----------------------------

                                             Title: Vice President
                                                    ----------------------------


                         SUBLESSEE:          Inventa Corporation

                                             By: /s/ David A. Lavanty
                                                 -------------------------------

                                             Name: David A. Lavanty
                                                   -----------------------------

                                             Title: President & CEO
                                                    ----------------------------

                                   EXHIBIT A
                                   ---------

Upon commencement of this Sublease and occupation and payment of Security Deposit and first month Rent, all furniture remaining in the Premises as itemized in Exhibit B attached and the phone system listed below shall become the property of Subtenant.


                         Description       Quantity
                    Norstar 8x24 KSU           1
                Norstar DR5 Software           1
Norstar 2-Port Copper Expansion Card           1
         Norstar Copper Trunk Module           1
               LS/DS Trunk Cartridge           1
       Norstar Copper Station Module           1
             M7324 Telephone (Black)           1
             M7310 Telephone (Black)           7
             M7208 Telephone (Black)          13
             Key Lamp Module (Black)           1
      Station Auxiliary Power Supply           1

                                   EXHIBIT B
                                   ---------

                      Furniture Remaining in the Premises

                                                 Exec      Exec                                        Storage
                                                 Office    Office
Room                               Total    1    2         3         4      5      6      7      8      9           10      11
5-drawer desk                         12    1         1         1    1      1      1      1      1                   1       1
4-drawer metal file cabinet (beige)   12    2                        1             1      1      1                           1
4-shelve wood bookcase                 5    1                        1      1                                 1              1
Printer stand                          1    1
High-back exec chair                   2    1                                                                        1
Guest chair                           11    2         2         3
Wall board                            12    2         1         1    1      1      1             1                   1       1
3-shelve wood bookcase                 7              1         1                         1      2                   1
5' round table                         3              1         1
Meeting chair (rolling)               54              5         2    3      3      3      3      3            4      2       1
2-drawer wood file cabinet             2              1         1
Credensa                               2              1         1
2-drawer metal file cabinet (beige)    2              1                     1
2.6x8 cafeteria table                  6                             1                    1                   2
2-drawer metal file                    5                                                  1                          1
 cabinet (black)
2-shelve metal bookcase (beige)        2                                           1
3x4 wood table                         1
2-door storage cabinet (beige/6')      1
2-door storage cabinet (4'/black)      1
Metal storage shelves (4)              1
8' conference table (grey)            14
Large conference room table            1
L-shaped reception desk 5'6"x 6.6"     1
End Table                              1
Desk Phone                            17    1         1         1    1      1      1      1                   1      1       1

                                                   Storage   Kitchenette      (Locked)             Lab  Conference  Reception
                                                                                                        Room
Room                                   11    12    13        14           15  16          17   18  19   20          21
5-drawer desk                           1                                                  1    1
4-drawer metal file cabinet (beige)     1     4                                                 1
4-shelve wood bookcase                  1
Printer stand
High-back exec chair
Guest chair                                                                                                          4
Wall board                              1                                                           1    1
3-shelve wood bookcase                                                                     1
5' round table                                                1
Meeting chair (rolling)                 1     2               3            2               2    3   7    6
2-drawer wood file cabinet
Credensa
2-drawer metal file cabinet (beige)
2.6x8 cafeteria table                         1     1
2-drawer metal file cabinet (black)           1                                            2
2-shelve metal bookcase (beige)                                                            1
3x4 wood table                                1
2-door storage cabinet (beige/6')                   1
2-door storage cabinet (4'/black)                   1
Metal storage shelves (4)                           1
8' conference table (grey)                                                     1           1       12
Large conference room table                                                                              1
L-shaped reception desk 5'6"x 6.6"                                                                                   1
End Table                                                                                                            1
Desk Phone                              1     1                                1           1    1   1    1           1

                              ASSIGNMENT OF LEASE
                              -------------------

     MAPICS, Inc., formerly known as Marcam Corporation, a Massachusetts corporation with its principal address at 5775-D Glenridge Drive, Atlanta, Georgia 30328 ("Assignor"), and Marcam Solutions, Inc., a Delaware corporation with its principal address at 95 Wells Avenue, Newton, Massachusetts 02159 ("Assignee"), make this Assignment as of July 31, 1997 (the "Effective Date").

                             PRELIMINARY STATEMENT
                             ---------------------

     Assignor is the tenant of Suites 101 and 120, consisting of approximately 5,373 square feet, in the building known as One Lincoln Centre in Oakbrook Terrace, Illinois (the "Demised Premises"), under an Office Lease dated March 20, 1997 (the "Lease"), between CStone-Oakbrook, Inc. ("Landlord") and Assignor. Assignor wishes to assign its rights, interests and obligations under the Lease to Assignee, and Assignee wishes to accept such assignment and assume such obligations, on the terms and conditions of this Assignment.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual covenants in this Assignment and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1.    Assignment and Assumption. Assignor hereby assigns and transfers all
           -------------------------
of its rights, interests and obligations under the Lease and all of its rights, title and interest in the Demised Premises to Assignee as of the Effective Date. Assignee hereby accepts such assignment and assumes all of the obligations of Assignor under the Lease arising or accruing on or after the Effective Date. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, liabilities, losses, damages, costs and expenses arising out of a breach or default by Assignor in its obligations as the lessee under the Lease which arise or accrue before the Effective Date. Assignee shall indemnify, defend and hold harmless Assignor from and against all claims, liabilities, losses, damages, costs and expenses arising out of a breach or default by Assignee in its obligations as the lessee under the Lease which arise or accrue on or after the Effective Date.

     2.    Adjustments. If any payments of rent, additional rent or other
           -----------
charges due under the Lease relate to a period which includes time both before and after the Effective Date, any such payment shall be prorated according to the fractions of the total number of days in such period occurring, respectively, before and after the Effective Date. Assignor shall pay the prorated portion of any such payment relating to the fractional period before the Effective Date, and Assignee shall pay the prorated portion of any such payment relating to the fractional period on and after the Effective Date.

Assignor and Assignee execute this Assignment under seal.

MAPICS, INC.                            MARCAM SOLUTIONS, INC.


By:  /s/ [ILLEGIBLE]^^                  By:  /s/ [ILLEGIBLE]^^
     --------------------------              -------------------------------
Name:                                   Name:
Title: President/Vice President         Title: President/Vice President


By:  /s/ [ILLEGIBLE]^^                  By:  /s/ [ILLEGIBLE]^^
     --------------------------              -------------------------------
Name:                                   Name:
Title: Treasurer/Assistant Treasurer    Title: Treasurer/Assistant Treasurer

                              ONE LINCOLN CENTRE

                       OAKBROOK TERRACE, ILLINOIS 60181



                                 OFFICE LEASE


                                    between


                             CSTONE-OAKBROOK, INC.


                                   Landlord


                                      and


                              MARCAM CORPORATION


                                    Tenant


                          Dated as of March 20, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
1.    CERTAIN PROVISIONS AND DEFINITIONS..................................    1
      ----------------------------------

2.    GRANT AND ACCEPTANCE OF LEASE.......................................    3
      -----------------------------

3.    RENT................................................................    3
      ----

4.    BASE RENT...........................................................    3
      ---------

5.    ADDITIONAL RENT.....................................................    3
      ---------------

6.    USE OF PREMISES.....................................................    7
      ---------------

7.    DELIVERY OF POSSESSION..............................................    7
      ----------------------

8.    SERVICES............................................................    8
      --------

9.    CONDITION AND CARE OF PREMISES......................................   11
      ------------------------------

10.   SURRENDER OF PREMISES...............................................   12
      ---------------------

11.   HOLDING OVER........................................................   13
      ------------

12.   RULES AND REGULATIONS...............................................   14
      ---------------------

13.   RIGHTS RESERVED TO LANDLORD.........................................   14
      ---------------------------

14.   ALTERATIONS.........................................................   17
      -----------

15.   ASSIGNMENT AND SUBLETTING...........................................   17
      -------------------------

16.   WAIVER OF CERTAIN CLAIMS, INDEMNITY BY TENANT.......................   20
      ---------------------------------------------

17.   DAMAGE OR DESTRUCTION BY CASUALTY...................................   22
      ---------------------------------

18.   EMINENT DOMAIN......................................................   24
      --------------

19.   DEFAULT; LANDLORD'S RIGHTS AND REMEDIES.............................   24
      ---------------------------------------

20.   RIGHTS OF MORTGAGEES AND GROUND LESSORS.............................   30
      ---------------------------------------

                                                                           Page
                                                                           ----
21.   DEFAULT UNDER OTHER LEASES..........................................   32
      --------------------------

22.   INSURANCE AND SUBROGATION...........................................   32
      -------------------------

23.   NONWAIVER...........................................................   34
      ---------

24.   ESTOPPEL CERTIFICATE................................................   34
      --------------------

25.   TENANT CORPORATION OR PARTNERSHIP...................................   34
      ---------------------------------

26.   REAL ESTATE BROKERS.................................................   35
      -------------------

27.   NOTICES.............................................................   35
      -------

28.   MISCELLANEOUS.......................................................   37
      -------------

29.   EARLY OCCUPANCY.....................................................   41
      ---------------

30.   SECURITY DEPOSIT....................................................   41
      ----------------

31.   SUBSTITUTION OF OTHER PREMISES......................................   43
      ------------------------------

32.   LANDLORD............................................................   44
      --------

33.   TITLE AND COVENANT AGAINST LIENS....................................   44
      --------------------------------

34.   COVENANT OF QUIET ENJOYMENT.........................................   45
      ---------------------------

35.   EXCULPATORY PROVISIONS..............................................   45
      ----------------------

EXHIBITS
--------

   A           Floor Plan(s) of Premises
   B           Legal Description of the Land
   C           Other Definitions
   D           Rules and Regulations
   E           Janitorial Services
   F           Form of Confirmation Agreement
   W           Workletter

                                 OFFICE LEASE
                                 ------------

DATED AS OF:         March __, 1997

BETWEEN:             CStone-Oakbrook, Inc.               ("Landlord")
(Address)            One Lincoln Centre
                     Oakbrook Terrace, Illinois 60181

AND:                 Marcam Corporation                  ("Tenant")
(Address)            801 Warrenville Road
                     Suite 250
                     Lisle, Illinois 60532

LOCATION:            Suites 101 and 120, One Lincoln Centre, Oakbrook Terrace,
                     Illinois 60181

     Landlord and Tenant hereby covenant and agree as follows:

     1.    CERTAIN PROVISIONS AND DEFINITIONS. The following provisions and
           ---------------------------------
definitions are an integral part of this lease:

     (a)   "Base Rent"

                           ANNUAL BASE           TOTAL ANNUAL      MONTHLY
        PERIOD*            RENT PER RSF              RENT        INSTALLMENT
       ---------          --------------         ------------    -----------

     4/15/97 - 4/30/98        $19.50              $104,773.50     $8,731.13
     5/1/98 - 4/30/99         $20.09              $107,916.71     $8,993.06
     5/1/99 - 4/30/00         $20.69              $111,154.21     $9,262.85
     5/1/00 - 4/30/01         $21.31              $114,488.83     $9,540.74
     5/1/01 - 4/30/02         $21.95              $117,923.50     $9,826.96

*Note: these periods are based on a Commencement Date of 4/15/97; if the Commencement Date occurs on a different date, these periods shall be adjusted accordingly.

     (b)   "Broker(s)" (see Section 26): Leasecorp, Inc.

     (c) "Building": Those certain improvements from time to time located on the Land and known as One Lincoln Centre and any area servicing those improvements for which Landlord may from time to time have obligations, such as adjoining access areas, public sidewalks and other common areas and special service areas.

     (d)   "Commencement Date":

           The earlier of (i) April 1, 1997 (subject to extension as set forth in the Workletter), or (ii) the day Tenant first occupies the Premises.

           No later than thirty (30) days after at the request of either party, Landlord and Tenant shall execute and deliver to each other a Confirmation Agreement confirming the Commencement Date and Expiration Date in the form attached hereto as Exhibit F.

     (e)   "Expiration Date": The last full day of the Term.

     (f) "Initial Term": Beginning on the Commencement Date, the period of five (5) years, plus in the event the Commencement Date shall occur on a day other than the first day of a calendar month, any period of less than one (1) month between the Commencement Date and the first day of the next succeeding calendar month.

     (g)   "Land": The land described on Exhibit B attached hereto.

     (h) "Premises": The area indicated on Exhibit A on the first floor of the Building, deemed to consist of 5,373 square feet of Rentable Area.

     (i) "Project": The Land, the Building and all equipment and personal property of Landlord or its beneficiaries used in connection with the Land, or the Building from time to time.

     (j)   "Rentable Area": As defined in Exhibit C.

     (k) "Security Deposit": (see Section 30): $125.000.00 (as decreased pursuant to the terms of Section 30 hereof).

     (l) "Tenant Alterations": Any alteration, improvements or additions (including decorations) to the Premises performed or to be performed by or on behalf of Tenant (other than the work done pursuant to the Workletter).

     (m) "Tenant Proportionate Share": 1.926%, which is the Rentable Area of the Premises divided by 95% of the Rentable Area of the Building.

     (n) "Term": The Initial Term and any extension or renewal of the Initial Term.

     (o) "Use": (see Section 6): General office use for a computer software company.

     (p)   "Workletter": The Workletter, attached as Exhibit W.

           See Exhibit C and the Workletter for other definitions.

     2.    GRANT AND ACCEPTANCE OF LEASE. Landlord hereby leases the Premises to
           -----------------------------
Tenant and Tenant hereby accepts and leases the Premises from Landlord to have and to hold during the Term subject to the terms and conditions of this lease.

     3.    RENT. Base Rent, Additional Rent. Additional Rent Estimate and all
           ----
other amounts becoming due from Tenant to Landlord hereunder (collectively "Rent") shall be paid in lawful money of the United States to Landlord at the following address: c/o Hines. One Lincoln Centre, Oakbrook Terrace, Illinois 60181 or such other address as Landlord shall designate in writing to Tenant from time to time, without any demand and without any reduction, abatement, counterclaim, deduction or set-off whatsoever, except as expressly provided herein, at the times and in the manner hereinafter provided. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this lease.

     4.    BASE RENT.
           ---------

     (a)   Amount. Tenant shall pay Base Rent to Landlord in equal monthly
           ------
installments (herein called "Monthly Base Rent"), in advance on the Commencement Date and on or before the first day of each and every, calendar month during the Term. If the Term shall begin on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, then the Monthly Base Rent for any partial calendar month within the Term shall be prorated on a per diem basis assuming a thirty (30) day month.

     5.    ADDITIONAL RENT. In addition to paying the Base Rent. Tenant shall
           ---------------
also pay as additional rent the amounts (collectively "Additional Rent") determined to be Tax Adjustment and Expense Adjustment in accordance with this
Section 5:

           (a)  Computation of Additional Rent. Tenant shall pay as Additional
                ------------------------------
     Rent for each Calculation Year the following amounts:

                (i) Tenant's Proportionate Share of Taxes for such Calculation Year (the "Tax Adjustment"); plus

                (ii) Tenant Proportionate Share of Expenses for such Calculation Year (the "Expense Adjustment").

           (b)  Payments of Additional Rent; Additional Rent Estimate;
                ------------------------------------------------------
     Projections. Tenant shall pay Additional Rent to Landlord in the manner
     -----------
     hereinafter provided. The aggregate of payments required to be made by Tenant on account of Additional Rent for any Calculation Year until actual Additional Rent are determined is herein called "Additional Rent Estimate".

                (i) Landlord may, at any time and from time to time prior to the first Calculation Date and during the Term, deliver to Tenant a written notice or notices ("Projection Notice") setting forth:

                      (A) Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of any or all of Taxes and Expenses for such Calculation Year, and

                      (B) Tenant's Additional Rent Estimate (setting forth the Expense Adjustment component and Tax Adjustment component separately) based upon the Projections, being the Tenant Proportionate Share of the Projections.

                (ii) On or before the first (lst) day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter. Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Estimate shown in the Projection Notice. Within fifteen (15) days following Landlord's service of a Projection Notice, to bring Tenant's payments of Additional Rent Estimate current, Tenant shall also pay Landlord the amount set forth in the Projection Notice, which shall equal the Additional Rent Estimate shown in the Projection Notice less (A) any previous payments on account of Additional Rent Estimate made for such Calculation Year, and (B) total monthly installments on account of Additional Rent Estimate not yet due and payable for the remainder of such Calculation Year. Until such time as Landlord furnishes a Projection Notice for a Calculation Year, Tenant shall pay to Landlord a monthly installment of Additional Rent Estimate on the first day of each month equal to the greater of the latest monthly installment of Additional Rent Estimate or one-twelfth (1/12) of Tenant's latest determined Additional Rent.

           (c)  Readjustments.
                --------------

                (i) Following the end of each Calculation Year and after Landlord shall have determined the amount of Expenses to be used in calculating the Expense Adjustment for such Calculation Year, Landlord shall notify Tenant in writing (any such notice of Expenses and Expense Adjustment herein called "Landlord's Expense Statement") of such Expenses and Tenant's Expense Adjustment for such Calculation Year. If the Expense Adjustment owed for such Calculation Year exceeds the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord's Expense Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Expense Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Expense Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this lease shall expire or be terminated prior to full application of such excess. Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which the lease expires, subject to Tenant's obligations under
           Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this lease and Tenant is not then in default under this lease.

                (ii) Following the end of each Calculation Year and after Landlord shall have determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Calculation Year. Landlord shall notify Tenant in writing (any such notice of Taxes and Tax Adjustment herein called "Landlord's Tax Statement") of such Taxes for such Calculation Year. If the Tax Adjustment owed for such Calculation Year exceeds the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. then Tenant shall, within thirty (30) days after the date of Landlord's Tax Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Tax Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Tax Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which the lease expires, subject to Tenant's obligations under Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this lease and Tenant is not then in default under this lease.

                (iii) Notwithstanding anything contained in this Section 5 to the contrary, Landlord may, but shall have no obligation to, include in the Additional Rent Estimate shown in any Projection Notice delivered to Tenant with respect to the last Calculation Year falling entirely within the Term, Landlord's good faith estimate or projection of Additional Rent for any partial future Calculation Year in which the Expiration Date occurs, and Tenant shall pay such Additional Rent Estimate for such future partial Calculation Year at the same time and in the same manner provided in this Section 5 for payment of Additional Rent Estimate for such last Calculation Year falling entirely within the Term.

           (d)  Books and Records. Landlord shall maintain books and records
                -----------------
     showing Taxes and Expenses in accordance with sound accounting and management practices. Tenant and its representative shall have the right to examine such books and records showing Taxes and Expenses upon reasonable prior notice and during normal business hours at any time within thirty
     (30) days following Tenant's receipt of Landlord's Statement provided for in Section 5(c); provided however that in the event Landlord has caused Landlord's Statement to be audited by an independent public accounting firm with a national reputation, then Tenant shall not have the right to cause an audit of Landlord's books and records regarding Taxes and Expenses. Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item within forty-five (45) days after Tenant's receipt of Landlord's Statement, or in the event Landlord causes Landlord's Statement to be certified as provided above, Landlord's Statement shall be considered as final and accepted by Tenant. Notwithstanding any exception made by Tenant, Tenant shall pay Landlord the full amount of its Additional Rent Estimate and its Additional Rent, subject to readjustment at such time as any such exception may be resolved in favor of Tenant.

           (e)  Proration and Survival. With respect to any Calculation Year
                ----------------------
     which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Calculation Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Calculation Year. Following expiration or termination of this lease, Tenant shall pay any Additional Rent due to Landlord within thirty (30) days after the date of Landlord's Statement sent to Tenant. Without limiting other obligations of Tenant which survive the expiration or termination of this lease, the obligations of Tenant to pay Additional Rent provided for in this Section 5 shall survive the expiration or earlier termination of this lease. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 5.

           (f)  No Decrease in Base Rent. In no event shall any Additional Rent
                ------------------------
     result in a decrease of the Base Rent payable hereunder.

           (g)  No Representation or Warrant. Tenant acknowledges that neither
                ----------------------------
     Landlord, nor any of Landlord's beneficiaries, nor the managing agent of the Project, nor the leasing agent of the Project, nor any of their respective agents or employees has made or does hereby make any representation or warranty whatsoever to Tenant as to the amount of Taxes, Expenses, Tax Adjustment or Expense Adjustment or any component thereof which may become payable during the Term.

     6.    USE OF PREMISES.
           ---------------

     (a)   Use. Tenant shall use and occupy the Premises as set forth in Section
           ---
1(o) hereof and uses reasonably incidental thereto only and for no other use or purpose. Tenant shall comply with all rules and regulations made and adopted by Landlord from time to time for the Building relating to Tenant's use of the Premises and the Building.

     (b)   Compliance with Requirements. Tenant shall comply with all applicable
           ----------------------------
Laws (hereinafter defined) now or hereafter in force, with all applicable insurance underwriters regulations and other requirements and with all notices from any Mortgagee or Ground Lessor, respecting all matters of occupancy, condition or maintenance of the Premises, whether any of the foregoing shall be directed to Tenant or Landlord or any beneficiary of Landlord, and whether imposed on the owner or occupant of the Premises. "Laws" means all statutes, laws, ordinances, codes, rules and regulations, orders and directions of public officials or other acts having the force or effect of law, of all federal, state, county, municipal and other agencies, authorities or bodies having jurisdiction over the Premises. Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which directly or indirectly is forbidden by any of the foregoing or which may be dangerous to persons or property, or which may invalidate or increase the rate of insurance on the Building, its appurtenances, contents or operations, or which may cause a default by Landlord or any of its beneficiaries under any Mortgage or Ground Lease. Tenant shall procure and maintain all licenses and permits legally necessary for the operation of Tenant's business and allow Landlord to inspect them upon reasonable prior request.

     7.    DELIVERY OF POSSESSION.
           ----------------------

     If Landlord shall be unable to give possession of the Premises on the Commencement Date for any reason Landlord shall not be subject to any liability for failure to give possession and except as may be otherwise expressly provided in the Workletter, the Commencement Date shall not be delayed or postponed. Except as otherwise expressly provided in the Workletter, such failure to give possession on the Commencement Date shall not affect the validity of this lease or otherwise affect the obligations of Tenant hereunder, nor shall the same be construed to extend the Term. The Premises shall not be deemed incomplete or unavailable for Tenant's possession, and the Commencement Date shall not be delayed, if any work for which Tenant is responsible under this lease (including without limitation the Workletter) is not complete. The Premises shall also not be deemed incomplete or unavailable for Tenant's possession, and the Commencement Date shall not be delayed, if there is a Tenant Delay (as defined in the Workletter) or if, as to any work for which Landlord is responsible under this lease (including without limitation the Workletter), only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be completed, or if there is a delay in any such work for which Landlord is responsible due to special work, changes, alterations or additions required or made by Tenant in the Premises, or which is caused in whole or in part by Tenant through the delay of Tenant in hiring or completing contracts with architects, engineers, contractors, material suppliers or others, submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, or which is caused in whole or in part by delay or default on the part of Tenant or any other reason set forth in the Workletter. In the event of any dispute as to whether any work for which Landlord is responsible under this lease (including without limitation the Workletter)has been completed, the decision of Tenant's architect shall be final and binding on the parties.

     8.    SERVICES.
           --------

     (a)   General Description of Services. Landlord shall furnish the
           -------------------------------
following services (the cost of which may be included in Expenses):

           (i) Air conditioning and heat when necessary to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations, Monday through Friday from 8:00 A.M to 6:00 P.M. and Saturdays from 8:00 A.M to 1:00 P.M, Holidays excepted. Levels of heating and air conditioning are subject to adjustments pursuant to mandatory and voluntary compliance by Landlord with Laws and guidelines relating to energy use.

           (ii) Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord within the core of the Building, and warm water in common with other tenants for lavatory purposes from the same regular Building supply and fixtures.

           (iii) Janitor and cleaning service in and about the Premises and common areas of the Building, substantially as set forth in Exhibit E attached hereto, which may be modified by Landlord from time to time. Tenant shall not provide or use any other janitor or cleaning service.

           (iv) Passenger elevator service in common with Landlord and other persons, Monday through Friday from 8:00 A.M. to 6:00 P.M. (Saturdays from 8:00 A.M. to 1:00 P.M.), Sundays and Holidays excepted, and freight elevator service in common with Landlord and other persons, Monday through Friday from 8:00 A.M. to 4:30 P.M., Saturdays, Sundays and Holidays excepted, and limited passenger elevator service daily at all times when the aforesaid passenger elevator service is not furnished.

     (b)   Electricity. Electricity shall not be furnished by Landlord, but
           -----------
shall be furnished by Commonwealth Edison Company or another electric utility company serving the area selected by Landlord. Landlord shall permit Tenant to receive such service direct from such utility company at Tenant's cost, and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. Tenant shall make no alterations or additions to the electric equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance. Tenant also agrees to purchase from Landlord or the managing agent of the Project, as Landlord shall direct, all lamps, bulbs, ballasts and starters used in the Premises during the Term. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

     (c)   Telephone. Telephone service shall not be furnished by Landlord.
           ---------
Landlord shall permit Tenant to receive such service direct from any telephone company serving the area at Tenant's cost, and shall permit Landlord's telephone building riser cable, to the extent available, to be used for such purposes. Landlord shall require Tenant to contract directly for such access with a company which is managing use of the telephone cable riser in the Building. Tenant shall make all necessary arrangements with the telephone company for paying for the telephone service furnished by it to Tenant and Tenant shall pay for all charges for telephone service and riser cable access. Neither Tenant or Tenant's telephone company nor their respective agents, employees, licensees, invitees or contractors shall make any alterations, additions or repairs to Landlord's telephone building riser cable, telephone wires, telephone junction boxes or telephone wire conduits. Tenant shall be liable for any damage done to Landlord's telephone building, riser cable telephone wires, telephone junction boxes or telephone wire conduits as a result of Tenant or Tenant's telephone company's or their respective agents, employees, licensees, invitees or contractors alteration, addition, maintenance or repair of Tenant's telephone system and Landlord may, at its option, repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repair and damages. Landlord agrees to use reasonable efforts in ascertaining any such damage and agrees to provide Tenant with Written notice of any such damage within a reasonable period of time after Landlord shall learn of the same.

     (d)   Extra or Additional Services. If Landlord shall provide services
           ----------------------------
which are extra or in addition to those services described in Section 8(a), Tenant shall pay for any such extra or additional services so provided by Landlord at Landlord's established rates therefor from time to time or if there are no established rates, then at the rate of 115% of the cost of providing such service, or as otherwise agreed by Landlord and Tenant. All charges for any such extra or additional services so provided by Landlord shall be deemed to be additional rent hereunder and shall be due and payable within thirty (30) days after Tenant receives Landlord's bill therefor, or in installments as may be designated by Landlord to Tenant in writing. If Tenant fails to pay when due Landlord's proper charges for any such extra or additional services. Landlord shall have the right in addition to all other rights and remedies available to Landlord upon at least ten (10) days' prior written notice to Tenant, to discontinue furnishing any such extra or additional services for which Tenant has failed to pay. If Landlord discontinues any such extra or additional services as provided in this Section 8(d), no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this lease.

     (e)   Holidays. For purposes of this Section 8, "Holidays" means New Year's
           --------
Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day recognized as a holiday by the service unions representing workers providing services to the Building or customarily designated as a holiday by landlords operating first-class office buildings in DuPage County, Illinois.

     (f)   Interruption of Services. Tenant agrees that neither Landlord nor any
           ------------------------
of Landlord's beneficiaries, nor the managing agent of the Project nor any of their respective agents, partners or employees shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure delay or interruption in furnishing any service. No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises, in whole or in part, actual or constructive, entitle Tenant to any claim for set-off, abatement or reduction of Rent, render Landlord liable for damages, or relieve Tenant from the performance of or affect any of Tenant's obligations under this lease. However, Landlord shall use commercially reasonable efforts to minimize any such failure, delay, interruption or diminution.

     (g)   Tenant's Cooperation. Tenant agrees to cooperate fully with Landlord,
           --------------------
at all times, in abiding by all regulations and requirements which Landlord may prescribe (and written copies of which Landlord shall deliver to Tenant) for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises or the Project. Landlord and its contractors shall have free access to any and all mechanical installations in the Premises, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord's mechanical installations in the Premises or the Project.

     (h)   Supplemental Heating or Cooling. Whenever, in Landlord's reasonable
           -------------------------------
judgment, Tenant's use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise affects adversely the temperature, humidity or air quality otherwise main-mined by the heating, ventilating and air handling or conditioning system in the Premises or the Building, Landlord may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary. In such event, the cost or such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, plus fifteen percent (15%) of such cost as an overhead and supervision fee, shall be paid by Tenant as additional rent within thirty (30) days after Landlord's demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or conditioning units at Tenant's sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air handling or conditioning units, including utility charges, repair costs, labor costs and rent for space occupied by any supplementary heating or air handling or conditioning units installed in rentable area outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord. Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant's sole expense.

     9.    CONDITION AND CARE OF PREMISES.
           ------------------------------

     (a)   Condition of Premises. Tenant accepts the Premises in "AS IS"
           ---------------------
condition. Tenant acknowledges that no promise by or on behalf of Landlord, any of Landlord's beneficiaries, the managing agent of the Project, the leasing agent of the Project or any of their respective agents, partners or employees to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Project by or on behalf of Landlord, any of Landlord's beneficiaries, the managing agent of the Project, the leasing agent of the Project or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this lease (including without limitation the Workletter). Tenant shall notify Landlord of any damage to the Premises, regardless of the cause of such damage.

     (b)   Tenant's Repairs. Subject to the provisions regarding fire and other
           ----------------
casualty losses set forth in Section 17 hereof, Tenant shall (i) keep the Premises in good order, repair and condition at all times during the Term, and
(ii) promptly and adequately repair all damage to the Premises, including to the portion of the Building air conditioning, heating, electrical and plumbing systems which run through the Premises and which serve the Premises, caused by Tenant or its contractors, agents or employees. All work with respect to any such maintenance, repair or replacement shall be performed within any reasonable period of time specified by Landlord by written notice to Tenant and shall be subject to the provisions of Section 14 hereof. Alternatively, Landlord may, in its sole discretion, elect to effect such repairs whether or not Tenant would otherwise be prepared to do so, and, in such case, Tenant shall pay Landlord the cost thereof plus a coordination and management fee equal to fifteen percent (15 %) of such cost, upon Landlord's written demand. Upon reasonable notice and so long, as Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant's business, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to make by governmental authority or court order or decree.

     (c)   Landlord's Repairs. Subject to the provisions regarding fire and
           ------------------
other casualty losses set forth in Section 17 hereof, Landlord shall (i) keep the public areas in the Building, exclusive of the Premises and other tenant spaces occupied by or under the control of tenants, in good order, repair and condition at all times during the Term, and (ii) keep in good order, condition and repair all outside windows of the Premises and the electrical, plumbing, heating, ventilating and air conditioning systems in the Premises (other than as set forth in Section 9(b) above).

     (d)  No Rights to Light, Air or View. This lease does not grant any rights
          -------------------------------
to light, air or view over or about the real property of Landlord or any other real property. Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Premises, the land, improvements and air and other rights below the improved floor level of the Premises, the improvements and air and other rights above the improved ceiling of Premises, the improvements and air and other rights located outside the demising walls of the Premises and such areas within the Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

     (e)  Hazardous Substances. Tenant shall comply, at its sole expense, with
          --------------------
all Laws relating to the protection of public health, safety and welfare and with all environmental Laws in the use, occupancy and operation of the Premises Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, and no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination). The term "Hazardous Substances" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB's, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental Laws or that would pose a health, safety or environmental hazard.

     10.  SURRENDER OF PREMISES.
          ---------------------

     (a)  Surrender. Upon the termination of this lease by lapse of time or
          ---------
otherwise or upon the earlier termination of Tenant's right of possession. Tenant shall surrender possession of the Premises to Landlord and deliver all keys, computer cards or codes and other entry devices to the Premises to Landlord and make known to Landlord the combinations of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, except for ordinary wear and tear, except for loss or damage by fire or other insured casualty or condemnation (which Tenant is not required to restore pursuant to Section 17 of this lease), tailing which Landlord may restore the Premises and such equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord on demand.

     (b)  Ownership of Improvements. All installations, additions, partitions,
          -------------------------
hardware, fixtures and improvements, temporary or permanent (including Tenant Alterations), except movable furniture and equipment and other personal property belonging to Tenant and Tenant's trade fixtures, in or upon the Premises, whether placed there by Tenant or Landlord, shall, upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, become Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if at the time Landlord consents to Tenant's installation of any installations, additions, partitions, hardware, fixtures and improvements or at any time prior to termination of this lease. Landlord requires removal of the same upon termination, then Tenant, at Tenant's sole cost and expense, upon termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, shall promptly remove such designated items placed in or upon the Premises by or on behalf of Tenant and, repair any damage to the Premises or the Project caused by such removal, failing which Landlord may remove the same and repair the Premises or the Project, as the case may be, and Tenant shall pay the cost thereof to Landlord on written demand.

     (c)  Removal of Personal Property. Upon the termination of this lease by
          ----------------------------
lapse of time or otherwise or upon the earlier termination of Tenant's right of possession. Tenant shall remove from the Premises Tenant's furniture, machinery, safes and other items of movable personal property of every kind and description and Tenant's trade fixtures, and Tenant shall restore any damage to the Premises or the Project caused thereby, such removal and restoration to be performed prior to the expiration of the Term or no later than ten (10) days following the earlier termination of this lease or Tenant's right of possession (and upon prior written notice to Landlord, in the event such removal occurs and is permitted after termination of this lease or Tenant's right of possession), failing which Landlord may do so and thereupon the provisions of Section 19(d) shall apply; provided, however, if this lease or Tenant's possession terminates prior to the originally stated Expiration Date, Tenant may not, without landlord's prior written consent, remove any of its furniture, trade fixtures or other personal property for which Landlord paid or gave Tenant an allowance, in whole or in part, in which case, at Landlord's election, such property shall be deemed to have been conveyed to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     (d)  Survival. Without limitation of any other obligations of Tenant which
          --------
shall survive the expiration or termination of this lease, all obligations of Tenant under this Section 10 shall survive the expiration or earlier termination of this lease.

     11.  HOLDING OVER. If Tenant retains possession of the Premises or any part
          ------------
thereof after the termination of the lease by lapse of time or otherwise or after the earlier termination of Tenant's right of possession. Tenant shall pay to Landlord as Rent during such holdover period an amount equal to double the Rent (based on the Base Rent plus the most current Additional Rent Estimate owed by Tenant during the most recent year for the entire Premises) or double the prevailing market rent (as determined by Landlord), if greater, on a per diem basis. In addition to and without limiting any other rights and remedies which Landlord may have on account of such holding over by Tenant, Tenant shall pay to Landlord all direct and consequential damages suffered by Landlord on account of such holding over by Tenant if it is wilful, including any damages and claims by tenants entitled to future possession. No occupancy by Tenant after the expiration or other termination of this Lease shall be construed to extend the Term. Any holding over with the consent of the Landlord in writing shall thereafter constitute a lease from month to month on the same terms and conditions as the lease, including payment of the Rent, or at such other rate of Rent as to which Landlord notifies Tenant prior to or after such holding over. The provisions of this Section 11 shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity.

     12.  RULES AND REGULATIONS. Tenant agrees to observe and not to interfere
          ---------------------
with the rights reserved to Landlord contained in Section 13 hereof and elsewhere in this lease and agrees, for itself, its employees, agents invitees, licensees and contractors, to accept and comply with the rules and regulations set forth in Exhibit D attached to this lease, and elsewhere in this lease, and such other reasonable rules and regulations as shall be adopted by Landlord pursuant to Section 13(o) or any other Section of this lease. The rules and regulations in Exhibit D and all other rules and regulations made in accordance with this lease are intended and shall be construed to supplement and not limit or restrict in any way any of Landlord's rights or Tenant's obligations contained in Section 13 or any other Section of this lease. Nothing contained in this lease shall be construed to impose upon Landlord any duty or obligation to enforce any of said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person. Landlord shall provide to Tenant in writing, copies of all rules and/or regulations with which Tenant must comply and any changes to such rules and/or regulations.

     13.  RIGHTS RESERVED TO LANDLORD. Subject to Landlord's obligation to
          ---------------------------
operate and maintain the Building as a first class office building (as set forth in Section 8(a)), Landlord reserves and shall have the following rights, each of which shall, unless expressly provided otherwise, be exercisable without notice and without liability of Landlord, any of Landlord's beneficiaries, the managing agent of the Project, or any of their respective agents. partners or employees to Tenant for damage or injury to property, person or business or for loss or interruption of business, or for any other matter, and without effecting an eviction or disturbance of Tenant's use or possession, in whole or in part, actual or constructive, or giving rise or entitling Tenant to any claim for set-off, abatement or reduction of Rent or relieving Tenant from the performance of or affecting any of Tenant's obligations under this lease:

          (a) To change the name or, upon not less than sixty (60) days' notice, the street address of the Building.

          (b) To install and maintain or remove signs on the exterior and interior of the Building and the Project.

          (c) To prescribe the location and style of the suite number and identification sign or lettering for the Premises.

          (d) To retain at all times, and to use in appropriate instances, pass keys and other entry devices for all doors into and within the Premises.

          (e) To grant to anyone the right to conduct any business or render any service in any part of the Project; provided the same shall not materially adversely affect Tenant's rights under this Lease.

          (f) To enter the Premises for supplying janitor service or other services to be provided to Tenant hereunder, or for or in the exercise of Landlord's rights hereunder, and upon reasonable prior notice (except where this lease otherwise permits entry without notice or in the event of an emergency, in which case immediate entry shall be permitted) for other reasonable purposes.

          (g) To require all persons entering or leaving the Project or any part thereof during such hours as Landlord may from time to time reasonably determine to identity themselves to security personnel by registration or otherwise and to establish their right to enter or leave in accordance with Landlord's security controls. Landlord shall not be liable in damages or otherwise for any error with respect to admission to or eviction or exclusion from the Project or any part thereof of any person. Notwithstanding anything contained herein to the contrary, in case of fire, casualty, invasion, insurrection, mob, riot, act of terrorism, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Project or any part thereof during the continuance of the same, halt elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures reasonably deemed necessary, by Landlord for the safety or security of the tenants or other occupants of the Project or the protection of the Project and the property in or about the Project. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord from time to time.

          (h) To control, restrict and prevent access to any areas of the Project, provided that reasonable access to the Premises shall be maintained.

          (i) To rearrange, relocate, enlarge, reduce or change corridors, exits, elevators, stairs, lavatories, doors, entrances in or to the Building and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Land or the Project or any part thereof, including the Premises. and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Land or the Project in conjunction with any adjoining or adjacent building or buildings or pedestrian ways, now existing or hereafter constructed, provided that Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant's business. In that regard, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations to enter upon the Premises upon reasonable prior notice and take into and upon or through any part of the Project, including the Premises, all materials that may be required to do such work or make such decorations, repairs, alterations, improvements or additions, and in connection with any of the foregoing, to close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord. Landlord may at its option do any such work and make any such decorations, repairs, alterations, improvements and additions in and about the Project and the Premises during ordinary business hours and, if Tenant desires to have the same done during other than ordinary business hours. Tenant shall pay all overtime and additional expenses resulting therefrom.

          (j) To establish controls for the purpose of regulating all property and packages to be taken into or removed from the Building and Premises.

          (k) To regulate delivery of supplies and services in order to ensure the cleanliness and security of the Project and to avoid congestion of the loading docks, receiving areas and freight elevators.

          (l) To approve the weight, size and location of safes, vaults, books, files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devises of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord.

          (m) To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term (upon reasonable prior notice to Tenant) or to prospective mortgagees, ground lessors or purchasers of the Land or Building or both at any time (upon reasonable prior notice to Tenant) and, if vacated or abandoned, to show the Premises to prospective tenants at any time and to demolish, alter, remodel or otherwise prepare the Premises for re-occupancy.

          (n) To erect, use and maintain concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises in walls, below the floor and above the suspended ceiling (upon twenty-four (24) hours prior notice to Tenant, except in case of emergency in which case no prior notice shall be required).

          (o) From time to time to make and adopt such rules and regulations, in addition to or as an amendment to rules and regulations contained in Exhibit D attached to this lease or other Sections of this lease, or adopted pursuant to this or other Sections of this lease, for the use, entry, operation or management of the Premises or the Project or for the protection or welfare of the Project or its tenants or occupants, or any property therein, as Landlord may reasonably determine, and Tenant agrees to accept, abide by and comply with all such rules and regulations.

     14.  ALTERATIONS. Tenant shall not perform any Tenant Alterations without
          -----------
first obtaining the prior written consent of Landlord. Landlord may impose such reasonable conditions with respect to Tenant Alterations as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish to Landlord for its approval prior to commencement of any work or entry by Tenant's contractors into the Premises or the Building, security for the payment of all costs to be in connection with any such Tenant Alterations, insurance against liabilities which may arise out of the Tenant Alterations and plans and specifications and permits necessary for the Tenant Alterations. Tenant Alterations shall be done at Tenant's expense by agents or contractors hired by Tenant who are reasonably acceptable to Landlord, or at Landlord's election, by Landlord's employees or contractors hired by Landlord. Before employing any such contractors. Tenant shall submit to Landlord the names and addresses of such contractors. Tenant shall promptly pay the cost, when due, of all Tenant Alterations. In addition to the cost of such Tenant Alterations, Tenant shall also pay to Landlord or to the managing agent of the Project, as Landlord shall direct, an amount equal to fifteen percent (15%) of all of the costs of all Tenant Alterations, as a coordination and management fee allocable to the Tenant Alterations. Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services and materials sufficient to waive all rights to liens under the Illinois Mechanic's Lien law arising from the work done. Tenant agrees to indemnity, defend by counsel reasonably acceptable to Landlord and hold Landlord, Landlord's beneficiaries, the managing agent of the Project and their respective agents, partners and employees and the Project harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising in connection with any Tenant Alterations. All Tenant Alterations done by Tenant or its contractors, including work done pursuant to
Section 9, shall be done in a first class workerlike manner using only good grades of materials and shall comply with all insurance requirements of Landlord and all Laws. Within thirty (30) days after substantial completion of any Tenant Alterations by or on behalf of Tenant, Tenant shall furnish to Landlord "as built" drawings of such Tenant Alterations. The Tenant Alterations described in this Section 14 are separate and distinct from work performed pursuant to the Workletter.

     15.  ASSIGNMENT AND SUBLETTING.
          -------------------------

     (a)  Prohibitions. Tenant shall not, either prior or subsequent to the
          ------------
commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this lease or Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this lease or by anyone other than Tenant and Tenant's employees, in each case, without the prior written consent of Landlord. Landlord has the absolute right to withhold its consent to any of such acts without giving any reason Whatsoever. except as herein expressly provided to the contrary in Section 15(d). Notwithstanding the foregoing, with respect to an assignment as a result of a transfer of control as set forth in Section 15(g), Landlord shall not unreasonably withhold its consent to such assignment. In no event shall this lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.

     (b)  Continuing Liability. No assignment, subletting, use, occupancy,
          --------------------
transfer or encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation hereunder except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, use occupancy, transfer or encumbrance. Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

     (c)  Notice of Proposed Assignment or Sublease; Recapture. Tenant shall, by
          ----------------------------------------------------
notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) nor more than one hundred eighty
(180) days after the date of the giving of Tenant's notice to Landlord) to assign this lease or sublet all or any part of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after its receipt of Tenant's notice, to terminate this lease with respect to the space described in Tenant's notice as of the date stated in Tenant's notice for the commencement of the proposed assignment or sublease. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine (i) the financial responsibility and character and the nature of the business of the proposed assignee or subtenant, and (ii) whether Landlord has the right, under this lease to withhold consent to the proposed assignment or sublease. If Tenant's notice covers all of the Premises and if Landlord exercises its right to terminate this lease as to such space, then the Term of this lease shall expire and end on the date stated in Tenant's notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had otherwise been the Expiration Date. If, however, Tenant's notice covers less than all of the Premises, and if Landlord exercises its right to terminate this lease with respect to such space described in Tenant's notice, then as of the date stated in Tenant's notice for the commencement of the proposed sublease, the Base Rent and Tenant's Proportionate Share shall be adjusted on the basis of the number of square feet Rentable Area retained by Tenan,. and this lease as so amended, shall continue thereafter in full force and effect.

     (d)  Grounds for Withholding Consent. If Landlord, upon receiving Tenant's
          -------------------------------
notice with respect to any such space, does not exercise its right to terminate as aforesaid. Landlord will not unreasonably withhold or delay its consent to Tenant's assignment of this lease or subletting the space covered by Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in default hereunder; (ii) any notice of termination of this lease or termination of Tenant's right of possession shall have been given under Section 19; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises is of such nature that it will violate any applicable Law, is of such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi-tenant floor within the Building; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 6 hereof, or will violate any applicable Law, will impose any obligation, upon Landlord or increase Landlord's obligations under or cost of compliance with any Laws, or will violate any exclusive right Landlord has granted or contemplates granting in the future to any tenant of any part of the Project (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Project. Landlord or any of the beneficiaries of Landlord; (vi) in the reasonable judgment of Landlord, the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under the proposed assignment or sublease; (vii) the proposed assignee or subtenant is a government (or subdivision or agency thereof); or (viii) the proposed assignee or subtenant is an occupant of the Building or is a person or entity Landlord is then dealing with or has dealt with during the prior twelve (12) months with regard to leasing of space in the Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant factors in determining whether to give or withhold its consent. Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment of this lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication.

     (e)  Excess Rent Payment. If Tenant (as Tenant or debtor-in-possession)
          -------------------
shall assign this lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this lease, then Tenant shall pay to Landlord as additional Rent one-half (1/2) of any such excess rent or other consideration immediately upon receipt under any such assignment or, in the case of a sublease, (i) on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, one-half (1/2) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this lease for said month (or if only a portion of the Premises is being sublet, one-half (1/2) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this lease for said month which is allocable on a Rentable Area basis to the space sublet), and (ii) immediately upon the receipt thereof, one-half (1/2) of any other consideration realized by Tenant from such subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign this lease or sublet the Premises or any part thereof at a rental less than that provided for herein. Whenever reference is made to the "excess" of rent or other consideration, such excess shall be reduced by charging against the first rent or other consideration paid by such assignee or subtenant reasonable brokerage commissions and leasehold improvements which Tenant has paid in connection with leasing the Premises or subleased space

     (f)  Lease Assumption: Subtenant Attornment. If Tenant shall assign this
          --------------------------------------
lease, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument provided by Landlord and delivered to Landlord not later than ten (10) days prior to the effective date of the assignment. If Tenant shall sublease any part of the Premises. Tenant shall obtain and furnish to Landlord. not later than ten (10) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request, if this lease terminates before the expiration of the sublease. Tenant shall, not later than fifteen (15) days after the effective date of any such assignment or sublease, deliver to Landlord a certified copy of the instrument of assignment or sublease.

     (g)  Corporation and Partnership Transfers. If Tenant is a corporation, any
          -------------------------------------
transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this lease by Tenant subject to the provisions of this Section 15. If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this lease by Tenant subject to the provisions of this Section 15. The term "control" as used in this lease means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.

     16.  WAIVER OF CERTAIN CLAIMS, INDEMNITY BY TENANT.
          ---------------------------------------------

     (a)  General Waiver. In addition to and without limiting or being limited
          --------------
by any other releases or waivers of claims in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other's respective agents, partners, shareholders, officers, directors, beneficiaries of Landlord, and employees (collectively, the "Released Parties"), for loss, damage or destruction to any of its property (including the

Premises, the Building and their contents), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 22 hereof. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

     (b)  Indemnity. In addition to and without limiting or being limited by any
          ---------
other indemnity in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law. Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord, Landlord's beneficiaries (if Landlord is a land trust), the managing agent of the Project, the leasing agent of the Project and their respective agents, partners, shareholders, officers, directors and employees and the Project harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses including court costs and reasonable attorneys' fees and expenses and also including the monetary value of time expended by any such indemnified party, in connection with injury to or death of any person or with damage to or theft, loss or loss of the use of any property not owned by Landlord or any of Landlord's beneficiaries occurring in or about the Premises or the Project arising from Tenant's occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done. permitted or suffered by Tenant in or about the Premises or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this lease, or due to any other negligent act or omission or wilful misconduct of Tenant, or any of its employees, agents, licensees, invitees or contractors. Except as set forth in the last sentence of this Section 16(b), the indemnification obligations of Tenant under this Section 16(b) are subject to compliance by Landlord. Landlord's beneficiaries and all other parties that seek indemnification under this Section 16(b), with the following procedures: (1) the party seeking indemnification shall provide Tenant with prompt written notice after such party learns of any claim or suit that such party believes may result in a claim by such party under this indemnification, such notice to include a reasonable identification of the facts giving rise to such belief; (2) the party seeking indemnification shall permit Tenant or Tenant's insurer to defend or settle such claim or suit and shall, at Tenant's sole expense, cooperate with Tenant and Tenant's insurer in defending or settling such claim or suit; and (3) in the event that the party seeking indemnification attempts to settle or compromise any such claim or suit, such settlement or compromise shall not be relevant as to the liability of Tenant unless consented to in writing by Tenant. Notwithstanding the foregoing, the failure of any party seeking indemnification pursuant to this Section 16(b) to comply with any of the foregoing procedures shall not relieve Tenant of its indemnification obligations contained in this Section 16(b), except where, and solely to the extent that, such failure actually and materially prejudices the rights of Tenant.

     (c)  Landlord's Negligence. Subject to the provisions of Section 16(a) to
          ---------------------
the extent permitted by law, no agreement of Tenant in this Lease shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.

     17.  DAMAGE OR DESTRUCTION BY CASUALTY.
          ---------------------------------

     (a)  Termination of Lease; Repair by Landlord. If the Premises or the
          ----------------------------------------
Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the Premises or the core and shell of the Building so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Premises or the core and shell of the Building, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right only if all or a substantial portion of the Premises is rendered untenantable and the estimated time for Landlord required to substantially complete such repair or restoration to render the Premises tenantable will exceed such two hundred seventy (270) day period) shall have the right to terminate this lease as of the date of notice of such election by giving notice to the other at anytime within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate) Unless this lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building or the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy, (270) days. However, if such repairs and restoration are not completed by a date ("Outside Date") which is twelve (12) months after the date of such fire or other casualty (or ninety-five (95) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred seventy (270) days and neither party terminated the lease as permitted), which Outside Date shall be extended (as to Tenant's ability to terminate only) by all periods of delay attributable to the acts or omissions of Tenant or Tenant's agents, employees or contractors, for any reason whatsoever, then either party may terminate this lease, effective as of the date of notice of such election, by giving written notice to the other party within thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of improvements, additions or alterations made by or on behalf of Tenant in the Premises, including improvements performed by Landlord pursuant to the Workletter, if any; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premise's or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration, or (iii) if any such damage rendering all or substantial portion of the Premises or Building untenantable shall occur during the last year of the Term. either party (but as to Tenant's right, only if all or a substantial portion of the Premises is rendered untenantable) shall have the option to terminate this lease by giving written notice to the other within thirty (30) days after the date such damage occurred, and if such option is so exercised this lease shall terminate as of the date of such notice.

     (b)  Repair by Tenant. If this lease is not terminated pursuant to this
          ----------------
Section 17, Tenant shall, subject to Section 14, proceed with reasonable promptness to repair and restore all alterations, additions and improvements in the Premises, other than any repairs or restoration required to be made by Landlord pursuant to Section 17(a) above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. Tenant agrees and acknowledges that Landlord shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises, to the extent Landlord is obligated under this Section 17 to repair or restore damage to those items covered by such insurance or if this lease terminates.

     (c)  Abatement of Rent. In the event any such fire or casualty damage
          -----------------
renders the Premises untenantable and if this lease shall not be terminated pursuant to the foregoing provisions of this Section 17 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Rentable Area of the Premises which is untenantable and not used by Tenant from time to time bears to the Rentable Area of the entire Premises. In the event of termination of this lease pursuant to this Section 17, Rent shall be apportioned on a per diem basis and be paid to the date of the termination.

     (d)  Untenantability. As used in this lease, the term "untenantable" means
          ---------------
reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything contained to the contrary in this
Section 17, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same, or if Landlord is required to repair or restore same, when Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this Section 17.

     (e)  Core and Shell. The term "core and shell" excludes any work related to
          --------------
tenant improvements to be constructed by or for Tenant or other tenants or installed within the Premises or within any other tenant's premises.

     18.  EMINENT DOMAIN. If the entire Project or the entire Building. or a
          --------------
substantial, part of either of them, or any part of the Project which includes all or a substantial part of the Premises. shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, the taking or damaging of which would, in Landlord's opinion. prevent the economical operation of the Project, or if the grade of any street or alley adjacent to the Land or the Building is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking damage, change of grade or closing, Landlord shall have the right to terminate this lease upon written notice to Tenant given not less than ninety (90) days prior to the date of termination designated in the notice. In either of the events above referred to, Rent shall be apportioned on a per diem basis and be payable to the date of the termination. In the event of the termination of this lease pursuant to this Section 18, no money or other consideration shall be payable by Landlord to Tenant for the right of termination. Tenant shall have no right to share in any condemnation award, whether for a total or partial taking, for loss of Tenant's leasehold or in any judgment for damages caused by any change of grade or street or alley closing.

     19.  DEFAULT; LANDLORD'S RIGHTS AND REMEDIES.
          ---------------------------------------

     (a)  Default. The occurrence of any one or more of the following matters
          -------
constitutes a "Default" by Tenant under this lease:

          (i) Failure by Tenant to pay any Rent when due. if such failure continues for five (5) days after written notice to Tenant of such failure;

          (ii) Failure by Tenant to pay any other money required to be paid by Tenant under this lease when due, if such failure continues for five (5) days after written notice to Tenant of such failure;

          (iii)Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Section 15;

          (iv) Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord. any hazardous condition which Tenant has created or permitted in violation of law or of this lease;

          (v) Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24 of this lease, within fifteen
     (15) days after the initial written demand therefor to Tenant;

          (vi) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such 30-day period shall be extended for the time reasonably required to complete such cure, if such failure cannot reasonably be cured within said 30-day period and Tenant commences to cure such failure within said 30-day period and thereafter diligently and continuously proceeds to cure such failure;

          (vii) The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing;

          (viii) Tenant vacates or abandons the Premises or fails to take possession of the Premises, when available for occupancy no later than thirty (30) days after notice from Landlord that the Premises are available for occupancy; provided however, the same shall not be deemed to be an Event of Default if Tenant continues to make all payments of Rent and otherwise continues to comply with all other terms and conditions of this Lease. The transfer of a substantial part of the operations, business and personnel of Tenant to some other location shall be deemed, without limiting the meaning of the terms "vacates or abandons", to be a vacation or abandonment within the meaning of this clause (viii);

          (ix) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

          (x) A trustee or receiver is appointed for Tenant or for a major part of its property, without Tenant's application therefor or consent thereto, and is not discharged within sixty (60) days after such appointment;

          (xi) Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant, or (B) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or

          (xii) Failure by Tenant to observe or perform any of the obligations in respect of the Letter of Credit set forth in Section 30;

     (b)  Landlord's Rights and Remedies. If a Default occurs, Landlord shall
          ------------------------------
have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity:

          (i) Landlord may terminate this lease, in which event the Term of this lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

          (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this lease, Whereupon the right of Tenant to possession of the Premises or any part: thereof shall cease on the date stated in such notice; and

          (iii)Landlord may enforce the provisions of this lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation distraint for rent, injunctive relief, recovery of all money due or to become due from Tenant under any of the provisions of this lease and recovery, of damages incurred by Landlord by reason of the Default.

          (iv) Landlord may cure or correct such Default or take steps to perform any covenant, agreement, condition or provisions of this lease, and all costs and expenses incurred by Landlord in so doing (including reasonable attorneys' fees) shall be paid by Tenant to Landlord as additional rent upon demand plus interest at the Default Rate (defined in Section 28(i)) from the date of expenditure. Landlord's proceeding under the rights reserved to Landlord under this Section 19(b)(iv) shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of that or any other Default.

     (c)  Surrender. If Landlord exercises any of the remedies provided for in
          ---------
subparagraphs (i) and (ii) of Section 19(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to Landlord and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by law or in equity.

     (d)  Termination of Right of Possession. If Landlord terminates the right
          ----------------------------------
of Tenant to possession of the Premises without terminating this lease, as provided for by subparagraph (ii) of Section 19(b), then Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition. Landlord shall be entitled to recover from Tenant from time to time, and Tenant shall remain liable for, all Rent and all other additional sums thereafter accruing as they become due under this lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts to relet the Premises for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease), in such portions and upon such terms as Landlord in Landlord's sole: discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and shall apply the same first to the payment of the expenses of reentry, redecoration, repair, alterations and reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent, if any, due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to such a credit against Rent in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this lease, unless a written notice of such intention is given to Tenant or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

     (e)  Termination of Lease. In the event of the termination of this lease by
          --------------------
Landlord as provided for by subparagraph (i) of Section 19(b), Landlord shall be entitled to recover from

Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition. Landlord shall be entitled to recover an amount equal to the present value (calculated using a discount rate equal to six percent (6%) per annum) of the aggregate Base Rent payable for the period from the termination date stated in Landlord's notice terminating this lease until the date which would have been the Expiration Date but for such termination, less the present value (calculated using a discount rate equal to six percent (6%) per annum) of the fair rental value of the Premises for the same period (which fair rental value shall be calculated so as to include a reasonable vacancy period for reletting the Premises and deductions for reasonable expenses and inducements incurred by Landlord to achieve such reletting, including without limitation attorneys' fees and expenses, brokerage fees, advertising costs, rent abatements, tenant improvement allowances and the like).

     (f)  Tenant's Property. All property of Tenant removed from the Premises by
          -----------------
Landlord or which becomes Landlord's property pursuant to any provisions of this lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, or the termination of Tenant's right of possession, shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     (g)  Bankruptcy Acceptance or Rejection. If Landlord shall not be permitted
          ----------------------------------
to terminate this lease or Tenant's right of possession of the Premises under the Bankruptcy Code, Tenant on behalf of itself as a tenant-in-possession or on behalf of any bankruptcy trustee for Tenant (alternatively referred to as "Tenant" in this Section 19(g)) agrees, within sixty (60) days after request by Landlord to the bankruptcy court having jurisdiction over Tenant's bankrupt estate (the "Bankruptcy Court"), to assume or reject this lease, and Tenant agrees not to seek or request any extension or continuation of such time in any bankruptcy proceeding to assume or reject this lease.

     Tenant's right to assume this lease as aforesaid shall be expressly conditioned upon Tenant fully satisfying the requirements under Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time. In no event after such assumption of this lease shall any then existing Default remain uncured for a period in excess of the earlier of ten (10) days or the time period for curing such default as set forth herein. Failure to cure such default within such time shall constitute a Default hereunder.

     Landlord and Tenant agree that adequate assurance of performance of this lease, as set forth in Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time. with respect to any monetary Default under this lease, shall be in the form of cash or immediately available funds in an amount equal to at least the amount of such monetary Default so as to assure the Landlord that it will realize the amount of such Default.

     If Tenant assumes this lease and proposes to assign this lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this lease, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under this lease, shall be given to Landlord by Tenant within twenty (20) days after receipt of such offer by Tenant and in no event later than ten (10) days prior to the date that Tenant shall make application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment. In addition. Landlord shall thereupon have the right of first refusal, to be exercised by notice to Tenant given within ten (10) days prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of any consideration to be paid by such person or entity for the assignment of this lease.

     Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment; provided, however, that (i) the amount of Rent payable hereunder from the date of such assignment through and including the remainder of the Term hereof shall be an amount equal to one hundred fifty percent (150%) of the amount of Rent provided herein, and (ii) any options to renew or extend the Term of this lease, and any right of offer or refusal or other options or rights to lease additional space in the Building shall be terminated effective as of the date on which such petition was filed with the Bankruptcy Court. In addition, Tenant shall pay to Landlord fifty percent (50%) of any consideration paid by such assignee to Tenant in connection with such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption of this lease on such terms. Nothing contained in this Section shall, in any way, constitute a waiver of any provisions of this lease relating to assignment or subletting.

     All monies or other considerations payable by Tenant or otherwise to be delivered to or on behalf of Landlord under this lease, whether or not expressly denominated as Rent hereunder, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, as such Section may be amended from time to time, and be the sole property of Landlord.

     From and after the date of the filing of any petition with the Bankruptcy Court, to the extent permitted by applicable law, Landlord shall have no obligation to provide any services or utilities to the Premises as herein required, unless and until Tenant shall have paid and be current in all payments or other charges therefor. Such payments and charges shall constitute administrative charges or expenses under Section 507(a)(1) of the Bankruptcy Code. as such Section may be amended from time to time.

     (h)  Waiver of Notices Not Provided for in this Lease. Except as expressly
          ------------------------------------------------
otherwise set forth in this Lease, Tenant expressly waives the service of: (i) any notice of intention to terminate this lease or to reenter the Premises; (ii) any demand for payment of rent or for possession; and (iii) any and every other notice or demand prescribed by any ordinance, statute or other law; and Tenant agrees that the breach of any covenants or agreements provided in this lease shall, in and of itself, without the service of any notice or demand whatever (except as expressly otherwise provided in this lease), constitute a forcible detainer by Tenant of the Premises.

     (i)  Waiver of Trial by Jury. Landlord and Tenant hereby do waive trial by
          -----------------------
jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant. Tenant's use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

     20.  RIGHTS OF MORTGAGEES AND GROUND LESSORS.
          ---------------------------------------

     (a)  Subordination of Lease. Landlord may have heretofore or may hereafter
          ----------------------
encumber with a mortgage or trust deed the Building, the Land, the Project, any part thereof or any interest therein, may sell and lease back the Land. or any part of the Project and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage or the beneficiary under any such trust deed, is herein called a "Mortgagee." Any such lease of the Land or other part of the Project is herein called a "Ground Lease" and the lessor Under any such lease is herein called a "Ground Lessor.") This lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this lease to any Mortgage and to any Ground Lease and containing such other provisions which maybe requested in writing by Landlord within ten (10) days after Tenant's receipt of such written request.

     (b)  Notice of and Opportunity to Cure Defaults. Tenant agrees that if
          ------------------------------------------
Landlord defaults in the performance or observance of any covenant or condition of this lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right or remedy which it may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have a reasonable amount of time to cure such default of Landlord, if such default can be cured without such Mortgagee or Ground Lessor taking possession of the mortgaged or leased estate, or to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Mortgagee or Ground Lessor taking possession of the mortgaged or leased estate.

     (c)  Rights of Successors. If any Mortgage is foreclosed or Landlord's
          --------------------
interest under this lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:

          (i) No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this lease (any such person or entity being hereafter called a ("Successor") shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord's interest in this lease, nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor.

          (ii) Upon request of any Successor, Tenant will attorn to such Successor, as Landlord under this lease, subject to the provisions of this
     Section 20(c) and Section 20(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within ten (10) days after receipt of a written request to do so.

          (iii)No Successor shall be bound to recognize any prepayment by more than thirty (30) days of Base Rent or Additional Rent.

     (d)  Subordination of Mortgage. Notwithstanding anything to the contrary
          -------------------------
contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this lease and containing such other provisions which may be requested in writing by such Mortgagee within ten (10) days after Tenant's receipt of such written request.

     (e)  Liability of Mortgagee and Ground Lessor. Whether or not any Mortgage
          ----------------------------------------
is foreclosed or any Ground Lease is terminated or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor.

     (f)  Requests by Mortgagee or Ground Lessor. Should any prospective
          --------------------------------------
Mortgagee or Ground Lessor require a modification or modifications of this lease which modification or modifications will nor cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following written request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of this lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this lease). Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) days following the request therefor.

     (g)  Power of Attorney. If Tenant fails within fifteen (15) days after
          -----------------
initial written demand therefor to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth above in this Section 20, Tenant hereby makes constitutes and irrevocably appoints any one of Landlord or any of Landlord's beneficiaries or partners in such beneficiaries as attorney-in-fact for Tenant (such power of attorney being coupled with an interest) with full power and authority (but with only such power and authority) to execute and deliver any such instruments for and in the name of Tenant.

     (h)  Modifications to or Surrender of Lease. This lease may not be modified
          --------------------------------------
or amended so as to reduce the rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this lease be canceled or surrendered, without the prior written consent, in each instance, of the First Mortgagee or any Ground Lessor.

     21.  DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this
          --------------------------
lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this lease because of any default by Tenant or any such other party under such other lease, such tact shall empower Landlord, at Landlord's sole option, to terminate this lease by written notice to Tenant or to exercise any of the rights or remedies set forth in Section 19.

     22.  INSURANCE AND SUBROGATION.
          --------------------------

     (a)  Tenant's Insurance. Tenant shall carry insurance during the entire
          ------------------
Term hereof insuring Tenant, and insuring Landlord, Landlord's beneficiaries (if Landlord is ever a land trust), any building manager, all Mortgagees and Ground Lessors and their respective agents, partners and employees, with terms, coverages and in companies satisfactory to Landlord, and with such changes in insured parties and increase in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

       (i) Public liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises in an amount not less than $2,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $4,000,000.00, Landlord shall be named as an additional insured on such policy.

       (ii) "All risk" physical damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of all additions, improvements and alterations to the Premises (providing that Landlord is an additional named insured as its interest may appear) and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

       (iii) Extra expense and business interruption insurance for periods and with limits not less than those carried by a prudent tenant.

     Tenant shall, prior to the commencement of the Term and from time to time during the Term, furnish to Landlord certified copies of policies or certificates (with proof of payment) evidencing the foregoing insurance coverage. Tenant's policies shall state that such insurance coverage may not be amended, canceled or not renewed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to non-payment of premium, and in that case only ten (10) days' prior written notice shall be sufficient).

     (b)   Waiver of Subrogation. Landlord and Tenant each agree to have all
           ---------------------
property or physical damage insurance which it may carry endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Section 22(a) above or Released Parties described in Section 16(a) entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Each such policy shall provide further that the insurer waives all rights of subrogation which such insurer might have against any of the parties named in Section 22(a) above. Landlord and Tenant further agree to first seek recovery under any applicable insurance policy before proceeding against the other. Notwithstanding the foregoing or anything contained in this lease to the contrary, any release or waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

     (c)   Landlord's Insurance. Landlord shall carry during the Term hereof
           --------------------
replacement cost property insurance on the Building (but excluding alterations, additions or improvements to the Premises) against fire and other extended coverage perils in an amount sufficient to prevent Landlord from being deemed a co-insurer of the risks insured under the policy.

     23.   NONWAIVER. No waiver of any condition expressed in this lease shall
           ---------
be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord's rights under the provisions of Section 11, it is agreed that no receipt of money by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving any notice shall reinstate continue or extend the Term or affect any notice given to Tenant prior to the receipt of such money. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any money due, and Landlord's receipt and collection of said money shall not waive or affect any said notice, suit or judgment.

     24.   ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon not
           --------------------
less than fifteen (15) days' prior request by Landlord, or any existing or prospective Mortgagee or Ground Lessor, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant, to complete, execute and deliver to Landlord or Landlord's designee or to any existing or prospective Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this lease is unmodified and is in full force and effect (or if there have been modifications, that this lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rent and Additional Rent Estimate then required to be paid under this lease; (c) the date to which Rent has been paid; (d) that to the best of Tenant's knowledge, Landlord is not in default under any of the provisions of this lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this lease or the parties' performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed. Tenant hereby appoints any one of Landlord or any of Landlord's beneficiaries as attorney-in-fact for Tenant (such power of attorney being coupled with an interest) with full power and authority (but with only such power and authority) to execute and deliver for and in the name of Tenant any such estoppel certificate so requested by Landlord or any existing or prospective Mortgagee or Ground Lessor. Tenant's failure to complete, execute and deliver such estoppel certificate within the aforesaid 15-day period, shall be deemed to be an Event of Default under Section 19 of this lease.

     25.   TENANT CORPORATION OR PARTNERSHIP. In case Tenant is a corporation,
           ---------------------------------
Tenant represents and warrants that this lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof. In case Tenant is a partnership, (a) Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this lease on behalf of Tenant, or that this lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms, to the extent permitted by law, and (b) if Landlord so requests. Tenant shall deliver to Landlord, concurrently with the delivery of this lease executed by Tenant, authorization of the general partners (and limited partners, if required) of Tenant authorizing Tenant's execution and delivery of this lease and the performance of Tenant's obligations hereunder, certified as true and correct by a general partner of Tenant. Also, it is agreed that each and every present and future individual partner, if Tenant is a partnership, in Tenant shall be and remain at all times jointly and severally liable hereunder, to the extent permitted by law, and that the death, resignation or withdrawal of any such partner shall not release the liability of such partner under the terms of this lease unless and until Landlord shall have consented in writing to such release. If Tenant is a partnership or corporation whose stock is not publicly traded. Tenant represents and warrants to Landlord that it has disclosed in writing to Landlord the persons or entities who individually or collectively own a controlling interest in Tenant as of the date of the execution of this lease.

     26.   REAL ESTATE BROKERS. Tenant represents and warrants to Landlord that
           -------------------
Tenant did not deal with any broker in connection with this lease other than the Brokers identified in Section l(b). Landlord hereby agrees to pay the brokerage commissions payable to Said Brokers in accordance with a written agreement between Landlord and such Broker. Tenant shall indemnify, defend and hold Landlord, Landlord's beneficiaries, the managing agent of the Project, the leasing agent of the Project and their respective agents, partners and employees and the Project harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with this lease or with whom Tenant hereafter deals or whom Tenant employs.

     27.   NOTICES. All notices, waivers, demands, requests or other
           -------
communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered personally or by courier messenger, when delivered,
(b) if mailed, on the third (3rd) business day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested.

If to Landlord:               CStone-Oakbrook, Inc.
                              c/o Hines
                              One Lincoln Center
                              Oakbrook Terrace, Illinois 60181
                              Attention: Property Manager

                              with an additional copy to:

                              Cornerstone Properties, Inc.
                              126 East 56th Street
                              New York, New York 10022
                              Attention: Vice President - Asset Management

If to Tenant:

  Prior to occupancy of
  the Premises by Tenant:     Marcam Corporation
                              801 Warrenville Road
                              Suite 250
                              Lisle, Illinois 60532
                              Attention: Tom Donofrio, Regional Manager

                              with a copy to:

                              General Counsel
                              Marcam Corporation
                              95 Wells Avenue
                              Newton, Massachusetts 02159

  After occupancy of
  the Premises by Tenant:     Marcam Corporation
                              One Lincoln Centre
                              Suite 120
                              Oakbrook Terrace, Illinois 60181
                              Attention: Tom Donofrio, Regional Manager

                              with a copy to:

                              General Counsel
                              Marcam Corporation
                              95 Wells Avenue
                              Newton, Massachusetts 02159
or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed receipt.

     28.   MISCELLANEOUS.
           -------------

     (a)   Successors and Assigns. Each provision of this lease shall extend to
           ----------------------
and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this lease.

     (b)   Amendment. No modification, waiver or amendment of this lease or of
           ---------
any of its conditions or provisions shall be binding upon Landlord unless the same shall be in writing and signed by Landlord.

     (c)   Offer. Submission of this instrument for examination shall not
           -----
constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this lease to Landlord, or the managing agent of the Project or the leasing agent of the Project shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

     (d)   Tenant. The word "Tenant" whenever used herein shall be construed to
           ------
mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or o[her organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, (a) the liability of each shall be joint and several and (b) any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this Lease and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.

     (e)   Expenses of Enforcement. The non-prevailing party shall pay upon
           -----------------------
demand all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this lease, and a party shall also pay such costs and expenses incurred by the other party in any litigation, negotiation or transaction in which said party causes the other party without the other party's fault to become involved or concerned. Any amount due from Tenant to Landlord pursuant to this Section shall be deemed to be additional Rent due under this Lease.

     (f)   Exhibits and Riders. Exhibits and riders, if any, referred to in or
           -------------------
affixed to this lease are made an integral part hereof.

     (g)   Approval of Plans and Specifications. Neither review nor approval by
           ------------------------------------
or on behalf of Landlord of any Tenant's Plans nor any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord, any of Landlord's beneficiaries, the managing agent of the Project or any of their respective agents, partners or employees that such Tenant's Plans or other plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord's beneficiaries, nor the managing agent of the Project nor any of their respective agents, partners or employees assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

     (h)   Time of Essence. Time is of the essence of this lease and of each and
           ---------------
all provisions hereof.

     (i)   Due Date; Interest. Except as otherwise specifically provided in this
           ------------------
lease, all amounts owed by Tenant to Landlord pursuant to any provision of this lease shall be paid by Tenant within ten (10) days after Landlord's written demand, and all such amounts (including, without limitation, Base Rent and Additional Rent) shall bear interest from the date due until paid at the annual rate equal to the Default Rate (hereinafter defined), unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged. The term "Default Rate" means three (3) percentage points in excess of the rate of interest announced from time to time by The First National Bank of Chicago, Chicago, Illinois, as its "prime rate" or "corporate base rate," changing as and when such rate changes (the "Prime Rate"). The provisions of this subparagraph shall in no way relieve Tenant of the obligation to pay Rent or any other sums due hereunder on or before the date on which payment is due, nor shall the collection by Landlord of any amount under this subparagraph impair the ability of Landlord to collect any amount under Section 19 of this lease.

     (j)   Interpretation. The invalidity of any provision of this lease shall
           --------------
not, to the extent commercially reasonable, impair or affect in any manner the validity, enforceability or effect of the rest of this lease.

     (k)   Force Majeure. Without limiting or being limited by the provisions of
           -------------
Section 8 or Section 13, or any of the other provisions of this lease, if Landlord tails to perform timely any of the terms, covenants or conditions of this lease on Landlord's part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability, to procure materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, act or event caused directly or indirectly by or by default of Tenant or any of Tenant's employees, agents, licensees, invitees or contractors, concealed subsurface condition not reasonably anticipated from test results obtained prior to commencement of work or any cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this lease as a result of such failure.

     (l)   Parking Areas. Tenant shall be entitled to the non-exclusive use of
           -------------
available parking spaces, not in excess of three and six-tenths (3.6) spaces for every one thousand (1,000) square feet of Rentable Area of the Premises, in common with tenants and other persons in the parking area on a first-come, first served basis, for the parking of automobiles. Landlord shall not be required to monitor or police use of the parking area. Tenant may not park vehicles in the parking area overnight and may not park in driveways, roadways or "no parking", or "visitor parking" zones. Landlord reserves the right to designate spaces in the parking area for the exclusive use of tenants or other persons, and such spaces shall not be deemed available to tenant. Tenant shall comply with any rules and regulations imposed by Landlord from time to time with respect to parking areas. Any vehicle parked in violation of the parking provisions set forth herein may be towed, and Tenant shall pay all towing charges. If for any reason Landlord fails or is unable to provide all or any portion of the above-described parking spaces to Tenant or Tenant is not permitted to utilize all or any portion of such parking spaces at any time during the Term of this Lease, such tact shall not be a default by Landlord as to permit Tenant to terminate this Lease, either in whole or in part, and Tenant hereby waives all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure or inability to provide Tenant with such parking spaces. Landlord shall not be liable for damage to, or destruction of any automobile parked in the building parking facility, or to any personal property contained within such automobile, by any cause or occurrence, subject to the provisions of Section 16(c).

     (m)   Application of Payments. Landlord shall have the right to apply
           -----------------------
payments received from Tenant pursuant to this lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

     (n)   Cumulative Remedies; Illinois Law. The rights and remedies of
           ---------------------------------
Landlord under this lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity. This lease is for the lease of space in a building located in the State of Illinois and is declared to be an Illinois contract, and all of its terms shall be construed according to the laws of the State of Illinois.

     (o)   Counterparts. This lease may be simultaneously executed in several
           ------------
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, except that in the event of variation or discrepancy between counterparts, the counterpart held by Landlord shall control.

     (p)   Relationship. Landlord and Tenant disclaim any intention to create a
           ------------
joint venture, partnership or agency relationship.

     (q)   Action on Behalf of Landlord. Any service which may be provided by
           ----------------------------
Landlord under this lease may be provided by Landlord, any beneficiary, of Landlord, any partner of any such beneficiary, the managing agent of the Project or any agent or contractor of any of them, and the cost to Landlord of any such agent or contractor shall be included in any charge to Tenant for such service. Except as provided in the following sentence, any right reserved to Landlord under this lease may be exercised by Landlord, any beneficiary of Landlord, the managing agent of the Project or any agent, contractor or designee of any of them. Any notice, demand, consent or approval which may be given by Landlord under this lease may be given only by Landlord, any beneficiary of Landlord, the managing agent of the Project or any agent or attorney of any of them.

     (r)   Entire Agreement. This lease contains the entire: agreement between
           ----------------
Landlord, all beneficiaries of Landlord, the leasing agent of the Project, the managing agent of the Project and their respective agents, partners and employees and Tenant and its agents and employees, with respect to its subject matter, and all negotiations, considerations, representations understandings and agreements, oral or written, which may have been previously made between any of the foregoing parties are incorporated and merged into this lease. In executing and delivering this lease, Tenant has not relied on any representation, warranty or statement by Landlord, any of Landlord's beneficiaries, the leasing agent of the Project, the managing agent of the Project or any of their respective agents, partners or employees, which is not set forth in this lease, including without limitation any representation as to the amount of any Additional Rent, or any component thereof, or any representation that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis.

     (s)   Financial Statements. Tenant shall deliver to Landlord, within thirty
           --------------------
days after the end of each fiscal quarter, and within ninety (90) days after the end of each fiscal year, of Tenant, Tenant's quarterly or annual financial statements, as the case may be, including balance sheets, income statements and cash flow statements, prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that Tenant shall be required to make any such delivery only if so requested in writing by Landlord, such requests to be made no more often than one time each per year unless Tenant shall be in default under this Lease, in which event, no such limit in the number of requests shall apply. Such financial statements shall be certified by the chief financial officer of Tenant as being true, accurate and complete in all material respects. Notwithstanding the foregoing, Tenant's obligations with respect to such financial statements shall be deemed to be satisfied if Tenant delivers to Landlord such financial statements as Tenant is otherwise required to deliver or make available to shareholders of Tenant generally in accordance with applicable legal requirements. Landlord shall have the right, exercisable once during each year of the Term, to cause, at Landlord's expense, an independent certified public accountant to audit Tenant's annual financial statements. Tenant shall also, upon Landlord's reasonable requests from time to time, deliver to Landlord such other financial information regarding Tenant as may be reasonably available. Landlord shall not disclose such financial information to any third party other than its lenders, consultants, advisors, attorneys and accountants or as may be otherwise required by, a government or governmental agency or pursuant to court order.

     29.   EARLY OCCUPANCY. If Tenant takes possession of all or any part of the
           ---------------
Premises for purposes of conducting its business prior to the Commencement Date (which Tenant may not do without Landlord's prior written consent), all of the covenants and conditions of this lease shall be binding upon the parries with respect to the Premises, or the part so occupied, as though the Commencement Date had occurred on the date when Tenant so took such possession, and Tenant shall pay Rent and all other amounts required to be paid by Tenant under this lease for the period of such possession prior to the Commencement Date at the annual rates which would be payable under this lease for the first year of the Term (without taking into consideration any rent abatement that may be provided for in this lease, rile same as if there was no such abatement if any), except that if less than substantially all of the Premises is occupied, such Rent shall be apportioned based on the proportionate Rentable Area of the total Premises so occupied.

     30.   SECURITY DEPOSIT.
           ----------------

     (a)   Cash. Tenant has deposited with Landlord or Landlord's beneficiaries
           ----
the Security Deposit set forth in Section l(k) hereof as security for the full and faithful performance of every provision of this lease to be performed by Tenant. If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord or Landlord's beneficiaries in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this lease. Except to the extent required by law, neither Landlord nor any beneficiaries of Landlord shall be required to keep the Security Deposit separate from its or their general funds and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform each and every provision of this lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option to the last permitted assignee of Tenant's interest hereunder, if any) within thirty (30) days after the expiration of the lease Term and Tenant's vacation of the Premises. Landlord may deliver-the Security Deposit fund's deposited hereunder by Tenant to the purchaser of Landlord's or Landlord's beneficiaries' interest in the Project, in the event that such interest is sold, transferred or Conveyed, and thereupon Landlord and Landlord's beneficiaries shall be discharged from any further liability with respect to the Security Deposit.

     (b)   Letter of Credit. Notwithstanding the foregoing, Tenant may
           ----------------
concurrently with the execution of this lease, deposit with Landlord in lieu of cash, an irrevocable Letter of Credit for the benefit of Landlord in the amount of the Letter of Credit Amount (as extended or replaced as provided below, the "Letter of Credit") and such amount shall constitute the Security Deposit.

           (i) The Letter of Credit shall be subject to the following terms and conditions:

                 (A) The Letter of Credit shall be issued by a major national bank acceptable to Landlord in its sole discretion and name Landlord as the beneficiary thereunder. In any event, the Letter of Credit shall provide that Landlord shall have the absolute right to drawn thereon upon the submission by Landlord to the issuer of a statement certifying that Landlord is entitled to use or apply any portion of the Security Deposit in accordance with the terms of this lease.

                 (B) At least forty, five (45) days prior to the expiry date of the then-current Letter of Credit, Tenant shall either: (I) substitute the existing Letter of Credit with another letter of credit which satisfies each of the conditions set forth herein, or (II) cause to be extended, and the issuer of the then-current Letter of Credit shall therein expressly engage to extend, the expiry date of the Letter of Credit for a period expiring nor less than one (1) year after the expiry date of the then-current Letter of Credit.

                 (C) Failure by Tenant to furnish a substitute letter of credit as aforesaid or cause the expiry date of the then-current Letter of Credit to be extended shall constitute a Default under this Lease. In such event, Landlord shall have the right (but shall not be obligated) to draw on the then-current Letter of Credit at any time within thirty (30) days prior to the expiry date. If Landlord shall exercise such right, and provided the issuer shall, in fact, honor any such draft of Landlord on the then-current Letter of Credit promptly after presentation thereof, the Default shall be deemed to have been cured and in such case the proceeds of the Letter of Credit shall be held and applied as a cash Security Deposit pursuant to Section 30(a) above.
                 -------------

           (ii) The "Letter of Credit Amount" shall be $125,000.00 on the date of this lease and shall thereafter, beginning on the date that is three (3) months after the Commencement Date (or in the event the Commencement Date occurs on a day other than the first day of a calendar month, beginning on the date that is three months after the first day of the calendar month following the calendar month in which the Commencement Date occurs), decrease in equal amounts every three months on the following schedule, such that the Letter of Credit Amount on the day after the Expiration Date shall be Zero Dollars ($0):

              Date*                             Letter of Credit Amount
              -----                             -----------------------

     Date of Lease                                    $125.000.00
     6 months after Commencement Date                 $112,500.00

     1 year after Commencement Date                         $100,000.00
     18 months after Commencement Date                      $ 87,500.00
     2 years after Commencement Date                        $ 75,000.00
     30 months after Commencement Date                      $ 62,000.00
     3 years after Commencement Date                        $ 50,000.00
     42 months after Commencement Date                      $ 37,500.00
     4 years after Commencement Date                        $ 25,000.00
     54 months after Commencement Date                      $ 12,500.00
     1 day after the Expiration Date                        $       -0-

* For purposes of this schedule only, "Commencement Date" shall mean the Commencement Date or, in the event the Commencement Date occurs on a day other than the first day of a calendar month, the first day of the calendar month following the calendar month in which the Commencement Date occurs.

     31.   SUBSTITUTION OF OTHER PREMISES.
           ------------------------------

     (a)   Right of Substitution. At any time after the Commencement Date,
           ---------------------
Landlord shall have the right to substitute for the Premises then being leased (the "Existing Premises") other premises within the Building (the "New Premises"), provided that the New Premises shall be of comparable size and shall either have substantially the same configuration of the Existing Premises or a configuration substantially as usable for the purposes for which the Existing Premises are being used by Tenant and provided further that Tenant shall not be moved more than twice during the Term and provided further that the New Premises shall have elevator lobby exposure.

     (b)   Substitution Prior to Tenant's Possession. If possession of the
           -----------------------------------------
Existing Premises has not yet been delivered to Tenant, then as of the date Landlord gives notice of a substitution, such substitution shall be effective, the New Premises shall be the Premises hereunder and the Existing Premises shall cease to be the Premises hereunder.

     (c)   Substitution After Tenant's Possession. The provisions of this
           --------------------------------------
subsection (c) shall apply if possession of the Existing Premises has already been delivered to Tenant as of the date Landlord gives notice of substitution. Tenant shall vacate and surrender the Existing Premises not later than the later of the sixtieth (60th) day after the date Landlord gives notice of substitution or the day after Landlord has substantially completed the work to be done by Landlord in the New Premises pursuant to this subsection (c). As of the earlier of the date of such vacation and surrender or the date when such vacation and surrender is required, the New Premises shall be the Premises hereunder and the Existing Premises shall cease to be the Premises hereunder, Landlord shall (i) pay the actual and reasonable out-of-pocket expenses incurred by Tenant in connection with moving its property (including reasonable business card and stationery expenses) from the Existing Premises to the New Premises, and (ii) improve the New Premises so that they are substantially similar to the Existing Premises and promptly reimburse Tenant for its actual and reasonable out-of-pocket costs incurred in connection with the relocation of any telephone or other communications equipment from the Existing Premises to the New Premises. However, instead of paying Tenant's expenses incurred in connection with moving its property. Landlord may elect to either move Tenant's property or provide personnel to do so under Tenant's direction, in which event such move may not be made except during evenings, weekends or holidays, so as to incur the least inconvenience to Tenant.

     (d)   No Compensation or Damages. Tenant shall not be entitled to any
           --------------------------
compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction i11 Rent, nor shall Tenant's obligations under this lease be otherwise affected, as a result of the substitution of the New Premises, except as otherwise expressly provided in this Section 31. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section 31. Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide to Landlord such approvals, instructions, plans, specifications and other information as may be reasonably requested by Landlord in connection with such obligations.

     (e)   Miscellaneous. Upon substitution of the New Premises for the Existing
           -------------
Premises, the Rentable Area of the: New Premises shall be substituted for the Rentable Area of the Existing Premises. Further Tenant Proportionate Share and Base Rent shall be recalculated and adjusted based on the new Rentable Area of the New Premises. At Landlord's request, Tenant shall execute a supplement to this lease confirming the substitution of the New Premises for the Existing Premises.

     32.   LANDLORD. The term "Landlord" as used in this lease means only the
           --------
owner of Landlord's interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord's interest in the Premises or any assignment of this lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing, after such assignment, conveyance, or sale, and Tenant agrees to look solely, to such assignee, or grantee or purchaser with respect thereto. The holder of a Mortgage (or assignment., in connection with a Mortgage) shall not be deemed such an assignee, grantee or purchaser under this Section 32 unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord's interest under this lease in lieu of foreclosure, and then subject to the provisions of Section 20. This lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.

     33.   TITLE AND COVENANT AGAINST LIENS.
           --------------------------------

     Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Premises or any part of the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Premises or any part of the Project or Tenant's interest in the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises or any part of the Project. In the event such lien or claim of lien is not immediately released and removed within ten (10) days after notice from Landlord. Landlord, at its sole option and in addition to any of its other rights and remedies, may take any and all action necessary, to release and remove such lien or claim of lien (it being agreed by Tenant that Landlord shall have no duty to investigate the validity thereof), and Tenant shall promptly upon notice thereof reimburse Landlord for all sums, costs and expenses, including court costs and reasonable attorneys' fees and expenses, incurred by Landlord in connection with such lien or claim of lien plus interest thereon at the Default Rate.

     34.   COVENANT OF QUIET ENJOYMENT. Landlord agrees that Tenant, on paying
           ---------------------------
the Rent and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises, subject to the terms, covenants, conditions, provisions and agreements of this lease, tree from hindrance by Landlord or any person claiming by, through or under Landlord.

     35.   EXCULPATORY PROVISIONS. The liability of any Landlord under this
           ----------------------
lease or any amendment to this lease, or any instrument or document executed in connection with this lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building (including, where the Landlord is a trustee of a land trust, the subject matter of the trust) and not other assets of such Landlord. Assets of a Landlord which is a partnership do not include the assets of the partners of such Landlord, and negative capital account of a partner in a partnership which is a Landlord and an obligation of a partner to contribute capital to the partnership which is Landlord shall not be deemed to be assets of the partnership which is Landlord. No directors, officers, employees or shareholders of any corporation which is Landlord shall have any personal liability arising from or in connection with this lease. At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this lease or any documents or instruments executed in connection with this lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this lease or any documents or instruments executed in connection with this lease.

     IN WITNESS WHEREOF, the parties have caused this lease to be executed as of the date first written above.

LANDLORD:                                     TENANT:

CSTONE OAKBROOK, INC.                         MARCAM CORPORATION,
a Delaware corporation                        a Massachusetts Corporation

By: /s/ [ILLEGIBLE]^^                         By: /s/ [ILLEGIBLE]^^
    ----------------------------------------      ----------------------------
    Its: Executive Vice President & CEO       Its: Chief Financial Officer
         -----------------------------------       ---------------------------
         President & CEO
         -----------------------------------

                                   EXHIBIT A
                                   ---------

                           FLOOR PLAN(S) OF PREMISES
                           -------------------------

                                [see attached]

                         [FLOOR PLAN(S) APPEARS HERE]

                                   EXHIBIT B
                                   ---------

                           LEGAL DESCRIPTION OF LAND
                           -------------------------

          Lot 2 in Lincoln Centre Unit No. 1. being a subdivision in a part of the South East 1/4 of Section 21, and a part of the North East 1/4 of Section 28, both in Township 39 North, Range 11, East of the Third Principal Meridian, according to the Plat thereof recorded May 19, 1986 as Document R86-47717, in DuPage County, Illinois.

                                   EXHIBIT C
                                   ---------

                               OTHER DEFINITIONS
                               -----------------

     1. "Calculation Date" means the first day of the Term and each January 1 thereafter falling within the Term.

     2. "Calculation Year" means each calendar year during which a Calculation Date falls.

     3. "Expenses" shall mean those costs and expenses paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining and repairing the Building, the Land and the personal property used in conjunction therewith (or allocated to the Project under easement agreements, operating agreements, parking agreements, declarations, covenants or instruments providing for easements, the sharing of facilities or payment for services in, on or under the
Land) including without limitation: the cost of maintaining adjoining pedestrian tunnels and walkways and related lighting, the cost of security and security devices and systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers and landscaping, maintenance, repair and replacement of utility systems, telephone building riser cable, elevators and escalators; electricity, gas, steam, water, sewers, fuel, heating, lighting, air conditioning; window cleaning; janitorial service; insurance (including but not limited to, fire, extended coverage, all risk, liability, worker's compensation, elevator, or any other insurance carried by the Landlord and applicable to the Project), painting; uniforms; management fees; supplies; sundries; sales or use taxes on supplies or services; rent, telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the building manager's office licenses, permits and similar fees and charges related to ownership, management, operation, repair and maintenance of the Project; the share of costs and expenses allocated to the Building and the Land relating to the management, maintenance, operation and repair of any common lobby or other facilities connecting the Building or any of its facilities to any other adjoining building, facilities or land; cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Project, and so-called fringe benefits (including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance and repair of the Project); the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, managing, maintaining or repairing of the Project; legal and accounting expenses (including, but not limited to, such expenses as relate to preparation of statements of Expenses and Taxes and seeking or obtaining reductions in and refunds of real estate taxes); sales and excise taxes; or any other expense or charge which would be considered as an expense of owning, managing, operating, maintaining or repairing the Project, whether or not the expense may be considered a capital improvement except as hereinafter provided, Landlord and Tenant acknowledge and agree that an association (the "Association") has been established for the purpose of performing certain maintenance to the development of which the Project is a part (which maintenance includes, without limitation, the maintenance of the fire protection facilities which serve such development). Without limiting anything contained in the above definition of Expenses, the term "Expenses" shall also include any and all payments made or required to be made by Landlord to the Association in respect of the Project, and/or as a result of Landlord's ownership of (or other interest in or to) the Project.

     Expenses shall not include: costs or other items included within the meaning of the term "Taxes" (as hereinafter defined); costs of alterations and relocations of the premises of tenants of the Building; costs of capital improvements to the Building other than those specifically included in Expenses as set forth below: depreciation charges; interest and principal payments on mortgages; ground rental payments (except as otherwise expressly provided herein); legal fees in connection with disputes with tenants; fines and penalties on late payments; real estate brokerage and leasing commissions; salaries of employees involved in operating the garage in the Building; costs and expenses attributable to leased retail areas (as reasonably determined by Landlord) and which are reimbursed by retail tenants in the Building; and any expenditures for which Landlord has been reimbursed by tenants (other than pursuant to rent escalation or tax and operating expense reimbursement provisions in leases), except as hereinafter provided.

     Notwithstanding any contained in the above definition of Expenses to the contrary:

     (a) The cost of any capital improvements to the Building made after construction of the Building which are intended to reduce Expenses or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building as of the date of this Lease, or which are intended to enhance the safety of the Building or its occupants shall be included in Expenses in the year of installation and subsequent Calculation Years. If Landlord shall lease such item of capital equipment, then the rentals or other operating costs paid pursuant to such leasing shall be included in Expenses for each year in which they are paid or incurred. In any Calculation Year, the portion includible in Expenses shall be the annual amortization of such cost using as the amortization period such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan rate available to Landlord on the date the cost of such improvements was incurred). Costs of repairing, restoring or replacing any portion of the Project which constitute capital improvement shall be included in Expenses to the extent of deductible amounts under insurance policies, in the case of loss or damage to the Project.

     (b) If the office area of the Building is not fully (at least 95 % for the purposes of this paragraph) occupied by tenants during all or a portion of any Calculation Year, or if during all or a portion of any Calculation Year, Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Expenses, then Landlord may elect to make an appropriate adjustment in Expenses for the year, by adjusting those components of Expenses which vary with the occupancy level of the Building, to reflect the

Expenses that would have been paid or incurred by Landlord for such year had the office area of the Building been fully occupied by tenants or services furnished to all tenants during such entire Calculation Year. Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses for such year.

     (c) If any item of Expenses, though paid or incurred in one calendar year, relates to more than one calendar year, at the option of Landlord, such item may be proportionately allocated among such related calendar years.

     4. "Taxes" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges (to the extent not included as Expenses), transit taxes, taxes based upon leases or the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Land or the Building or Landlord as a result of its ownership of the Project.

     Notwithstanding anything contained in the above definition of Taxes to the contrary:

     (a) If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Project, the rents or other income therefrom or any leases of any part thereof, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Project to the extent that such items would be payable if the Project were the only property of Landlord subject thereto and the income received by Landlord from the Project were the only income of Landlord.

     (b) Notwithstanding the year for which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during an Calculation Year shall be included in Taxes for that year and
(ii) if any taxes or assessments payable during an Calculation Year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year. Except as may be provided in the preceding sentence, all references to Taxes "for" a particular Calculation Year shall be deemed to refer to Taxes payable within such Calculation Year, without regard to when such Taxes are levied, assessed or otherwise imposed.

     (c) Taxes shall also include any personal property taxes (attributable to the Calculation Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances used in connection with the Building or the operation thereof.

     5. "Rentable Area" with respect to the Building means the sum of the areas on all floors of the Building, computed by measuring from the outside surface of the exterior walls (or the outside edge of the floor slab if the slab does not extend to the exterior wall); and subtracting (a) the thickness of the outside walls at solid walls and one-half (1/2) the thickness of perimeter glass at curtain walls or glazed walls where more than fifty percent (50%) of the interior surface of the wall from floor to ceiling is glass; and also subtracting (b) all shafts passing through each floor, including elevator shafts, mechanical shafts and exit stairways (collectively "shafts"); but including (c) Building common space, including the central Building lobby, interior loading facilities, the central mechanical rooms and Building service areas such as shops and maintenance rooms. No deduction shall be made for Building columns or projections. The Rentable Area of the Building shall be deemed to be 293,673 square feet.

     6. "Rentable Area" with respect to the Premises means (a) for any space constituting an entire floor, the area of the entire floor calculated by measuring from the outside surface of the exterior walls (or the outside edge of the floor slab if the slab does not extend to the exterior wall); and subtracting (i) the thickness of the outside walls at solid walls and one-half (1/2) the thickness of perimeter glass at curtain walls or glazed walls where more than fifty percent (50 %) of the interior surface of the wall from floor to ceiling is glass; and also subtracting (ii) all shafts passing through such floor; and adding (iii) a proportionate share of Building common space, including washrooms, equipment rooms and service rooms on each floor; the central Building lobby; interior loading facilities, the central mechanical rooms and Building service areas such as shops and maintenance and central storage rooms; and (b) for any space constituting less than an entire floor, the area calculated by measuring from the center line of all demising partitions and from the outside face (corridor side) of all corridor partitions to the outside surface of exterior walls (or the outside edge of the floor slab if the slab does not extend to the exterior wall); and subtracting (i) the thickness of the outside walls at solid walls and 1/2 the thickness of perimeter glass at curtain walls or glazed walls where more than 50% of the interior surface of the wall from floor to ceiling is glass; and also subtracting (ii) all shafts passing through the demised area on the floor; and adding (iii) a proportionate share of the Building common space, including washrooms, equipment rooms and service rooms on each floor; the central Building lobby; interior loading facilities; the central mechanical rooms and Building service areas such as shops and maintenance rooms; and also adding (iv) a proportionate share of Building public areas on the floor on which such space is located, including corridors and elevator lobby. No deduction shall be made for Building columns or projections. The Rentable Area of the Premises shall be deemed to be the number of square feet set forth in Section 1(m) of this lease.

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

     1.    Access to Building. On Saturdays, Sundays and Holidays, and on other
           ------------------
days between the hours of 6:00 P.M and 8:00 A.M the following day, access to the Project or any part thereof, such as but not limited to the halls, corridors, elevators, stairways, loading and parking areas in the Building and the Premises, may be restricted and access shall be gained only by exhibiting an appropriate security pass or by otherwise complying with the established Building security regulations. Landlord may from time to time establish security controls and regulations for the purpose of regulating access to the Building. Tenant shall abide by all such security controls and regulations so established.

     2.    Protecting Premises.  Before leaving the Premises unattended, Tenant
           -------------------
shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities, lights and machines in the Premises. Tenant shall be responsible for protecting the Premises and all property and persons in the Premises from theft, robbery, pilferage, personal assault and oilier crimes and keeping the Premises secure.

     3.    Building Directories. Landlord will provide a building directory or
           --------------------
directories displaying the names and locations of tenants of the Building, at Landlord's expense. Landlord will include in such directory or directories, at Landlord's expense. Tenant's name and location within the Building. Any additional names requested by Tenant to be displayed in the directory or directories must be approved by Landlord in writing, and, if so approved, will be provided at the sole expense of the Tenant.

     4.    Movement of Property. Furniture, freight and other large or heavy
           --------------------
articles may be brought into the Building only at times and in the manner (including use of freight elevators and the loading area) designated by Landlord. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant. If requested by Landlord, all furniture, equipment, cartons and similar articles desired by Tenant to be removed from the Premises or the Building shall first be listed in writing by Tenant with Landlord and Tenant shall first obtain a removal permit therefor. Movements of any of Tenant's property, whether of a large or heavy nature or otherwise, into or out of the Building or the Premises or within the Building, shall be entirely at the risk and responsibility of Tenant.

     5.    Signs. Tenant shall not paint, display, inscribe, maintain or affix
           -----
any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the outside of the Premises, or any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior written consent of Landlord, and then only such name or names or content and in such color, size, style, character, material and manner of affixing as may be first approved by Landlord in writing.

Landlord reserves the right to remove at Tenant's expense all sign matter which requires Landlord's consent or approval and which has not been consented to or approved by Landlord.

     6.    Advertising. Tenant shall not in any manner use the name of the
           -----------
Building for any purpose or use any picture or likeness of the Building in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's prior written consent.

     7.    Unsightliness and Overloading. Tenant shall not place anything or
           -----------------------------
allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the outside of the exterior walls of the Premises or the Building, Blinds, shades, awnings or other forms of outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises. No blinds, shades, draperies or other forms of inside window covering other than those provided or designated by Landlord may be installed in the Premises. Tenant shall not overload any floor or part thereof in the Premises in excess of the live load therefor, and Tenant shall not overload any facility, corridor, elevator or other area of the Building in excess of the live load therefor while bringing in or removing any large or heavy articles or otherwise. Landlord may direct and control the location of safes and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at the expense of Tenant of such materials and dimensions as Landlord may deem necessary to properly distribute the weight.

     8.    Obstruction of Common Areas. Tenant shall not take or permit to be
           ---------------------------
taken in or out of public entrances of the Building, or take or permit on passenger elevators, any item normally or required by Landlord to be taken in or out through service doors or in or on freight elevators; and Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything, in, or obstruct in any way, any common area of the Building, including without limitation any sidewalk, court, passageway, entrance, exit, loading area, shipping area, hall, corridor, elevator, stairway or parking area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, loading areas, shipping areas, elevators, stairways, corridors, halls, root's and other areas designated by Landlord from time to time are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety or security of the Building, its occupants or others. Neither Tenant nor any employee, agent, licensee, invitee or contractor of Tenant shall enter into areas reserved for the exclusive use of another tenant or of Landlord, any of Landlord's beneficiaries, the managing agent of the Project or any of their respective agents, employees, licensees or invitees.

     9.    Communication or Utility Connections. If Tenant desires signal,
           ------------------------------------
communication, alarm or other utility or similar service connections installed or changed. Tenant shall not install or change the same without the prior written approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current, including without limitation computer or data processing equipment, without the advance written consent of Landlord, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring, the Building and Premises and the needs of other tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

     10.   Management Office. Service requirements of Tenant will be attended to
           -----------------
only upon application at the management office for the Building. Employees of Landlord, any beneficiaries of Landlord or the managing agent of the Project shall not perform any work or do anything outside of their duties unless under special instructions from Landlord.

     11.   Outside Services. Tenant shall not obtain for use upon the Premises
           ----------------
ice, drinking water, towel or other similar services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

     12.   Toilet Rooms. The toilet rooms, urinals, wash bowls and the other
           ------------
bathroom apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents, licensees, invitees or contractors, shall have caused it.

     13.   Intoxication. Landlord reserves the right to exclude or expel from
           ------------
the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or other drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

     14.   Vending Machines. No vending machines of any description shall be
           ----------------
installed, maintained or operated in the Premises or the Building without the prior written consent of Landlord.

     15.   Nuisances and Certain Other Prohibited Uses. Tenant shall not (i)
           -------------------------------------------
conduct itself or permit its employees, agents, licensees, invitees or contractors to conduct themselves in a manner inconsistent with the comfort or convenience of other tenants or the first-class character of the Building; (ii) except as hereinafter provided in this Paragraph 15, install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air-conditioning apparatus or space heater in or about the Premises; (iii) carry on any business in or about the Premises or the Building or sell any article, thing or service except those ordinarily embraced within the permitted use of the Premises specified in Section 6; (iv) use the Premises for housing, lodging or sleeping purposes; (v) except as hereinafter provided in this Paragraph 15, permit preparation or warming of food in the Premises; (vi) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises; (vii) operate or permit to be operated any radio, television, video cassette recorder, record or compact disk-player, stereo, tape player, musical instrument or other sound producing instrument, device or equipment inside or outside the Premises which may be heard outside the Premises; (viii) use any illumination or power for the operation of any equipment or device other than electricity; (ix) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio or television broadcasting or reception to, from or in the Building or elsewhere or telephone transmission to, from or in the Building or elsewhere; (x) bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a blind, deaf or disabled person) or other animal or bird; (xi) make or permit any objectionable noise or odor (including, without limitation, cigarette, cigar and pipe smoke or odor) to emanate from the Premises; (xii) disturb, solicit or canvass any occupant of the Building; (xiii) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building; or (xiv) throw or drop or permit to be thrown or dropped any article from any window or other opening in the Building. Notwithstanding the foregoing to the contrary, Tenant may, at Tenant's, expense, subject to Section 14 and the Workletter, install in the Premises a standard office kitchen and employee eating area which shall be for the exclusive use of Tenant and its employees only, and for no other person, containing a standard residential size or smaller sink, a standard residential size or smaller refrigerator, a standard residential size or smaller microwave oven and a standard residential size or smaller coffee maker.

     16.   Room-to-Room Canvass. Tenant shall not make any room-to-room canvass
           --------------------
to solicit business from other tenants or occupants of the Building or for any other purpose and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the permitted use of the Premises specified in Section 6.

     17.   Waste. Tenant shall not waste electricity, water, heat or air-cooling
           -----
and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any electricity, water, heat, air cooling or ventilation controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's prior written consent. Tenant shall lower and adjust any venetian blinds, shades or draperies on the windows in the Premises if such lowering and adjustment reduces the sunlight and additional heat load created thereby in the Premises.

     18.   Keys and Additional Locks. Tenant shall not attach or permit to be
           -------------------------
attached additional locks or similar devices to any door or window, change existing locks or the mechanisms thereof, or make or permit to be made any keys or other entry devices for any door other than those provided by Landlord. If more than two keys or other entry, devices for one lock are desired, Landlord will provide them to Tenant upon payment therefor by Tenant. Upon termination of this lease or of Tenant's possession, Tenant shall surrender all keys and other entry devices to the Premises and all keys and other entry, devices for offices, rooms or toilet rooms which have been furnished to Tenant or which Tenant shall have made.

     19.   No Smoking. No smoking will be allowed in any portion of the Premises
           ----------
or the Building (including, without limitation, the common or public areas of the Building and the walkways or other areas surrounding the Building), other than in areas which Landlord, in its sole and absolute discretion, may designate for such purpose from time to time, and, without limiting the generality of the foregoing, Tenant shall comply with any applicable smoking ordinances passed from time to time by any governmental agency having jurisdiction over the Building.

                                   EXHIBIT E
                                   ---------

                              JANITORIAL SERVICES
                              -------------------

     The Landlord shall furnish janitorial services described below:

Daily - Five (5) times a week.
-----

-- Sweep, dry mop or vacuum all floors. Remove gum, tar, etc. adhering to the floor.
--   Empty and damp wipe all ashtrays.
-- Dust all horizontal surfaces, including tops of desks, file cabinets and counters, that can be reached without a ladder with a treated cloth, mitt or duster. (Papers and other objects on horizontal surfaces are not to be disturbed.)
--   Clean, polish and sanitize all drinking fountains.
--   Sweep all steps, sidewalks, plazas and interior landings leading to building.
--   Clean freight and passenger elevator cabs and landing doors including floors.
-- Empty all waste containers of waste paper and rubbish in quantities normal for office space.
--   Clean all common area washrooms and restrooms.
-- Spot clean all entrance doors, switch plates, walls and glass areas adjacent to such doors.
-- Dust exterior of all light fixtures other than ceiling fixtures with a feather duster.

Weekly
------

--   Wash glass in building directory.
-- Police parking area and grounds (empty exterior waste container) and sweep areas.
--   Dust mop stairwells.
--   Damp wipe all waste containers.
--   Wash all glass entrance doors and side panels inside and out.

Monthly
-------

-- Scrub and recondition all resilient floor areas using buffable non-slip type floor finish.
--   Damp mop stairwell landings and treads.
--   Sweep and hose down exterior walks, trucking areas and shipping platforms.
--   Remove hard water stains from toilet fixtures.
--   Dust with treated dusters all venetian blinds.

Every Three Months
------------------

--   Strip and refinish all resilient floors and clean up mop slop.
--   Machine scrub all common area lavatory and vestibule floors.
--   Shampoo all elevator carpeting.

NOTE: Subject to Section 8 of this lease, cleaning of computer rooms, locked
----
      storage or work areas, vaults, kitchens, vending areas and washrooms and restrooms located within the Premises will be the sole responsibility of Tenant.

The foregoing schedule of services, including types, quality and time of services to be performed, are subject to change by Landlord.

                                   EXHIBIT F
                                   ---------

                                    FORM OF
                                    -------

                            CONFIRMATION AGREEMENT
                            ----------------------

THIS CONFIRMATION AGREEMENT is made and agreed upon as of this _______ day of ______________, 19__, by and between CSTONE-OAKBROOK, INC., a Delaware corporation (the "Landlord"), and _________________, a _________ corporation (the "Tenant")

                                  WITNESSETH
                                  ----------

     WHEREAS, Landlord and Tenant have previously entered into that certain lease agreement dated ____________, 19__ (the "Lease"), covering certain premises located in One Lincoln Centre, Oakbrook Terrace, Illinois 60181 as more particularly described in the Lease; and

     WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement and termination of the Term of the Lease;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto mutually agree as follows:

     1. For the purpose of confirming the establishment of the Commencement Date and Expiration Date, as required by the provisions of the Lease, Landlord and Tenant hereby agree that:

          a. The date of _____________, 19__, is hereby established as the "Commencement Date" referred to in the Lease.

          b. The date of _____________, 19_, is hereby established as the "Expiration Date" referred to in the Lease.

     2. This Confirmation Agreement and each and all provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first written above.

LANDLORD:                                    TENANT:

CSTONE-OAKBROOK, INC.                   ___________________________________,
a Delaware corporation                  a ________________ corporation

By:______________________________       By:______________________________
   Its:__________________________          Its:__________________________

                                   EXHIBIT W
                                   ---------

                                  WORKLETTER
                                  ----------

     1.    Definitions. Terms which are defined elsewhere in this lease shall
           -----------
have the same meanings in this Workletter. Terms which are defined in this Workletter shall have the same meanings elsewhere in this lease. In addition to the terms defined elsewhere in this Workletter, the following terms shall have the following meanings:

           A. "Landlord's Construction Management Fee" means zero percent (0%) of the cost of Landlord's Work (other than installation of telecommunications cabling and carpeting) which shall be paid by Landlord to Landlord's Construction Manager from the Tenant Improvement Allowance.

           B. "Tenant's Construction Manager" means Hines Interests Limited Partnership or such other parry as may be selected by Landlord in its sole discretion.

           C. "Landlord's Contractor" means the contractor hired by Landlord to do the Landlord's Work.

           D. "Landlord Delay" means a delay in the Landlord's Work arising directly out of or on account of (1) Landlord's failure to review and approve (or disapprove) the Tenant Plans or any revised Tenant Plans submitted to Landlord hereunder within the applicable times specified in Paragraph 2 of this Workletter, (2) Landlord's failure to solicit bids for Landlord's Work within the applicable time specified in Paragraph 3 of this Workletter, or (3) any other delay caused by Landlord, any of Landlord's employees or Landlord's Contractor.

           E. "Landlord's Work" means the work required to be performed by Landlord under this Workletter.

           F. "Mechanical System Plans" means the final working drawings, plans and specifications for the mechanical, sprinkler, heating, air conditioning, electrical and plumbing systems in the Premises, which shall be prepared by Tenant's Engineer based upon and in accordance with the Space Plans and fully coordinated with the remainder of the Working Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department to obtain a building permit.

           G. "Move-In Conditions" means all of the following events: (i) Tenant has inspected the Premises and the Landlord's Work as provided in Paragraph 7A of this Workletter: (ii) Tenant and Landlord have prepared the Punchlist described in

     Paragraph 7A of this Workletter and Tenant is thereby deemed to have accepted the Premises and the Landlord's Work as and to the extent provided in Paragraph 7A of this Workletter; and (iii) Tenant has taken possession of all of the Premises for purposes of conducting its business.

           H. "Space Plans" means plans, drawings, plans and specifications prepared by Tenant's Architect showing the intended design, character and finishes of the Premises, including partition and door locations, all in sufficient detail to enable the Working Plans (including the Mechanical System Plans) to be prepared.

           I. "Substantial completion" or "substantially completed" or words of similar import means that the work in question has been sufficiently completed such that it is suitable for its intended purpose.

           J. "Tenant's Architect" means the architect hired by Tenant to prepare the Space Plans and Working Plans.

           K. "Tenant's Contractors" means Tenant's agents, contractors, licensees and invitees and their respective agents, subcontractors and employees.

           L.  "Tenant's Engineer" means Environmental Systems Design.

           M. "Tenant Delay" means a delay in the Landlord's Work arising, directly or indirectly, out of or on account of any of the following events:

               (1) Tenant's failure to cause the Space Plans, any revised Space Plans, the Working Plans or any revised Working Plans required hereunder, to be made and submitted to Landlord within the applicable times specified in Paragraph 2 of this Workletter.

               (2) Tenant's request for a Change, as defined in Paragraph 2 of this Workletter, or any permitted modified Change, including without limitation. Landlord's exercise of its rights to approve or disapprove any Change or permitted modified Change, or any revised Working Plans which reflect a Change or a permitted modified Change; the preparation of revised Working Plans to reflect a Change or a permitted modified Change; the ordering of any materials or the performance of any work necessary to incorporate a Change into the Landlord's Work: or any delay in the commencement of any work necessary to incorporate a Change into the Landlord's Work which is necessitated, required or permitted under the terms of this Workletter.

               (3) The performance of any work or activities on or about the Project or the Premises by Tenant or any of Tenant's employees or Tenant's Contractors.

               (4) Any delay caused by Tenant or any of Tenant's employees or Tenant's Contractors.

               (5)  Any default of Tenant under this lease.

           N.  "Tenant Improvement Allowance" means the amount of $120,892.50
                                                                   ----------
     (which is $22.50 per square foot of Rentable Area of the Premises).
                -----

           O. "Tenant Plans" means the Space Plans. the Mechanical System Plans and the Working Plans.

           P. "Turnover Date" means the earlier of (i) the date Landlord's Work is substantially completed or (ii) the date Landlord's Work would have been substantially completed but for one or more Tenant Delays.

           Q. "Working Plans" means the final working drawings, plans and specifications (including the Mechanical System Plans) for all work to be performed by Landlord in the Premises, as prepared by Tenant's Architect and Tenant's Engineer which shall be based upon and in accordance with the Space Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department of the Village of Oakbrook Terrace to obtain a building permit.

     2.    Preparation and Approval of Tenant Plans.
           -----------------------------------------

     A. Tenant has previously entered into a separate agreement with Tenant's Architect for the preparation of the Space Plans and the Working Plans and a separate agreement with Tenant's Engineer for the preparation of the Mechanical System Plans, all at Tenant's sole cost and expense except as otherwise provided in this Workletter. Tenant shall cause the Tenant Plans to be prepared and submitted to Landlord within two (2) business days after the date hereof for Landlord's review and approval and in sufficient quantities for Landlord's use in the bidding process, as determined by Landlord.

     B. Within three (3) business days after Landlord has received the Tenant Plans or any revised Tenant Plans required hereunder, Landlord shall give Tenant written notice of Landlord's approval or disapproval thereof (or of any one or more individual components thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval. Within two (2) business days after Tenant has received written notice from Landlord in accordance herewith that Landlord disapproves the Tenant Plans or any revised Tenant Plans required hereunder, Tenant shall cause the Tenant Plans or any revised Tenant Plans required hereunder, as the case may be, to be revised by Tenant's Architect and/or Tenant's Engineer, as applicable, and thereafter to be resubmitted to Landlord for Landlord's review and approval.

     C. If Tenant desires a change (i) in the Space Plans or Working Plans, or any revised Space Plans or Working Plans required hereunder, after Landlord has approved such plans or any such revised plans, or (ii)in the Landlord's Work (any such change being a "Change"). Tenant shall give Landlord written notice of the Change, specifying the Change in reasonable detail. Within three (3) business days after Landlord has received Tenant's written notice of a Change or any modified Change permitted hereunder, Landlord shall give Tenant written notice of its approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval. If Landlord disapproves of a Change or any modified Change permitted hereunder. Tenant may modify the Change or such permitted modified Change, as the case may be, and give Landlord written notice thereof. After Landlord has approved a Change or any modified Change permitted hereunder, Tenant shall cause the Working Plans to be revised by Tenant's Architect to reflect the Change or such modified Change and resubmitted to Landlord for Landlord's review and approval in accordance with the process set forth in Paragraph 2B.

     D. Landlord agrees that it will not unreasonably withhold its approval of the Tenant Plans or any revised Tenant Plans required hereunder, or any Change or modified Change permitted hereunder provided, however, Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's opinion, any portion of Landlord's Work covered by any such Tenant Plans or Change (i) is likely to adversely affect the structural, mechanical, electrical, plumbing HVAC, life safety, communications, security or other operating systems of the Project or the safety of its occupants, (ii) would increase the costs or expenses incurred by or on behalf of Landlord for owning, managing, operating, maintaining or repairing the Project, (iii) would impair Landlord's ability to furnish services to Tenant or any other tenant of the Project, (iv) would violate any Laws or provisions of this lease (v) would adversely affect the appearance of the Project, (vi) would adversely affect the premises of any other tenant of the Project or such tenant's use or occupancy thereof, or (vii) is prohibited by the provisions of any mortgage or ground lease encumbering the Project. The foregoing reasons shall not be exclusive of the reasons for which Landlord may withhold consent, it being understood and agreed that such other reasons may be similar or dissimilar to the foregoing.

     E. The cost of the Tenant Plans and any revision therein required hereunder shall be paid as provided in this Workletter.

     F. Within three (3) business days after the Working Plans have been revised to reflect a Change which has been approved by Landlord, Landlord shall notify Tenant in writing of Landlord's good faith estimate of the cost of performing the work necessary to incorporate such Change into the Landlord's Work and of the number of days of Tenant Delay that may result from performing such work. Landlord shall not cause Landlord's Contractor to commence any work necessary to incorporate a Change into the Landlord's Work until Tenant has approved Landlord's estimate of the cost of such work and the number of days of Tenant Delay that may result from such work.

     3.    Performance of Landlord's Work.
           -------------------------------

     A. After Landlord has approved the Working Plans or any revised Working Plans. Landlord shall, within one (1) business day, solicit bids for Landlord's Work from such contractors as Landlord deems appropriate, and after Landlord's Contractor shall have been selected. Landlord shall promptly cause such Landlord's Contractor to do the Landlord's Work covered by the Working Plans or such revised Working Plans. After Landlord has approved any revised Working Plans required hereunder which reflect a Change or a permitted modified Change in the Landlord's Work, Landlord shall promptly, subject to the terms of Paragraph 2 above, cause Landlord's Contractor to incorporate such Change into the Landlord's Work.

     B. Landlord shall cause the Landlord's Work, to be done in a first class workerlike manner using only good grades of materials and shall comply with all governmental laws, ordinances, codes, rules and regulations applicable at the time of the performance of the Landlord's Work.

     4.    Payment for Tenant Plans and Landlord's Work.
           ---------------------------------------------

     A. Landlord shall pay the aggregate, cost of Landlord's Work and the Landlord's Construction Management Fee up to an amount not to exceed the Tenant Improvement Allowance and Tenant shall pay the excess of the aggregate cost of Landlord's Work and the Landlord's Construction Management Fee over the Tenant Improvement Allowance (the "Excess") plus the cost of all work other than the Landlord's Work, if any, which Tenant may, elect to do in order to make the Premises ready for Tenant's occupancy and which has been approved by Landlord pursuant to paragraph 6E below. Tenant shall pay the Excess as provided in Paragraph 4B, and Tenant shall pay the cost of such other work, if any, directly to the persons or entities performing such other work.

      B. If Landlord estimates at any time or from time to time that there will be an Excess, Landlord shall notify Tenant in writing of Landlord's good faith estimate of the amount thereof, which estimate shall be itemized in reasonable detail. Landlord shall bill Tenant for the Excess in periodic installments at Landlord's discretion, provided that, in any event, Landlord may, at least as often as Landlord is required to make payments for Landlord's Work, bill Tenant for Tenant's pro-rata share (as estimated by Landlord by comparing the estimated total cost of Landlord's Work to the Tenant Improvement Allowance) of each such payment. Tenant shall pay each installment of the Excess billed by Landlord within ten (10) business days after it receives Landlord's bill therefor. At such time as the total cost of the Tenant Plans and the Landlord's Work is finally determined. Landlord shall notify Tenant of such amount in writing. If Tenant has not paid all of the Excess, such notice shall include Landlord's bill to Tenant for the balance of the Excess not previously paid by Tenant, and if Tenant has paid more than the Excess, such notice shall include Landlord's statement to Tenant showing the amount of the overpayment of the Excess. Tenant shall pay any such balance of the Excess to Landlord within ten (10) business days after the date when Tenant receives such notice and bill from Landlord, and Landlord shall pay any such overpayment of the Excess to Tenant within ten (10) business days after the later of the date when Landlord gives such notice and statement to Tenant or the Commencement Date. All Landlord's bills to Tenant for portions of the Excess and Landlord's notice to Tenant of the finally determined cost of the Tenant Plans and the Landlord's Work shall itemize the costs in question in reasonable detail and shall contain reasonable supporting documentation, such as invoices.

     C. If the aggregate total cost of the Tenant Plans and the Landlord's Work is less than the Tenant Improvement Allowance, and provided that Tenant is not in default under this lease and all, of the Move-In Conditions, have occurred, then the amount of the difference shall be applied to the next installment(s) of Base Rent coming due after the determination of such total costs, until such difference is applied in full. However, if at the time an installment of Base Rent is due, Tenant is in default under this lease, such application shall not be made against such installment of Base Rent but shall, instead, be deferred and made against the next installment of Base Rent coming due after such default has been cured.

     D. For purposes of this Paragraph 4, the cost of the Tenant Plans shall be deemed to include the cost of any revision in the Tenant Plans required hereunder, including any such revision to reflect a Change or a permitted modified Change.

     5.    Landlord Delay/Extension of Commencement Date.
           ---------------------------------------------

     A. If the Landlord's Work is not substantially completed by the Commencement Date, due solely to a Landlord Delay, the Commencement Date shall be extended one day for each day that the Landlord's Work is not substantially completed due solely to such Landlord Delay; otherwise, regardless of when the Landlord's Work is substantially completed, the Commencement Date shall not be extended. Tenant shall use its best efforts to give prompt notice to Landlord of any Landlord Delay or any delay in the Landlord's Work claimed to be caused by Landlord's Contractor or any other person or entity engaged in performing Landlord's Work.

     B. If there is a delay in the substantial completion of the Landlord's Work for any reason, neither Landlord, nor any of Landlord's beneficiaries, nor the managing or leasing agent of the Project, nor any of their respective agents, partners or employees, shall have any liability to Tenant in connection with such delay, nor shall this lease be affected in any way, except as specifically provided in this Paragraph 5. Notwithstanding the foregoing, if the Commencement Date shall be extended as set forth in Paragraph 5A for more than fifteen (15) days due solely to a Landlord Delay, Landlord shall pay to Tenant all reasonable and actual out-of-pocket rental expenses incurred by Tenant for each day after such initial thirty (30) day extension until the Commencement Date.

     6.    Tenant's Access to the Premises. Landlord shall permit Tenant,
           -------------------------------
Tenant's employees and Tenant's Contractors which have been reasonably approved by Landlord to enter the Premises prior to the Commencement Date in order that Tenant may do work in addition to the Landlord's Work, if any, as may be desired by Tenant to make the Premises ready for Tenant's occupancy, provided that Tenant shall fully perform and comply with each of the following covenants, conditions and requirements:

           A. If Landlord permits such entry prior to the Commencement Date, then such permission is conditioned upon Tenant. Tenant's employees and Tenant's Contractors working in harmony and not interfering with or delaying Landlord or Landlord's Contractor in doing the Landlord's Work or with Landlord or any person or entity doing work in the Building, whether for Landlord or another tenant or occupant of the Building; and if at any time such entry shall in the reasonable judgment of Landlord cause or threaten to cause such disharmony, interference or delay, Landlord shall have the right to withdraw such permission upon 24 hours' written notice.

           B. Any such entry prior to the Commencement Date shall be under and subject to all of the terms and provisions of this lease, the same as if the Commencement Date had occurred, except that Tenant shall not be obligated to pay any Base Rent prior to the Commencement Date. To the extent not prohibited by law, all entry, to the Project, the Building or the Premises by Tenant, Tenant's employees or Tenant's Contractors prior to the Commencement Date shall be solely at the risk of Tenant, Tenant's employees and Tenant's Contractors, and Landlord, Landlord's beneficiaries, the managing agent of the Project and their respective agents, partners and employees shall not be liable in any way for, and Tenant hereby indemnifies, waives and releases them and holds them harmless from any liability for and claims arising from (including court costs and reasonable attorneys' fees and expenses incurred by, and also including the monetary, value of time expended by, any such indemnified party in connection with any of the same), any injury or death of any person or damage to or theft, robbery, pilferage, loss or loss of the use of any property of Tenant. or any other person or entity or any of Tenant's work or installations in or about the Premises or the Project which occurs in connection with such entry; provided however, Landlord, Landlord's beneficiaries, the managing agent of the Project and their respective agents, partners and employees shall be liable for, and Tenant does not indemnify, waive or release them or hold them harmless from liability for and claims arising from, their respective negligence or willful misconduct which occurs in connection with such entry and causes any injury to or death of any person or such damage to, theft, pilferage, loss or loss of the use of any such property. Except as set forth in the next sentence of this Paragraph 6B, the indemnification obligations of Tenant under this Paragraph 6B are subject to compliance by Landlord, Landlord's beneficiaries and all other parties that seek indemnification under this Paragraph 6B, with the following procedure's:
     (1) the party seeking indemnification shall provide Tenant with prompt written notice after such party learns of any claim or suit that such party believes may result in a claim by such party under this indemnification, such notice to include a reasonable identification of the facts giving rise to such belief: (2) the party seeking indemnification shall permit Tenant or Tenant's insurer to defend or settle such claim or suit and shall, at Tenant's sole expense, cooperate with Tenant and Tenant's insurer in defending or settling such claim or suit; and (3) in the event that the party seeking indemnification attempts to settle or compromise any such claim or suit, such settlement or compromise shall not be relevant as to the liability of Tenant unless consented to in writing by Tenant. Notwithstanding the foregoing, the failure of any party seeking indemnification pursuant to this Paragraph 6B to comply with any of the foregoing procedures shall not relieve Tenant of its indemnification obligations contained in this Paragraph 6B, except where, and solely to the extent that, such failure actually and materially prejudices the rights of Tenant. The foregoing indemnification, release and waiver of claims shall be in addition to and shall not limit or be limited by any other indemnifications, releases or waivers of claims in this lease. In addition, and without limiting any other provisions of this lease including this Workletter. Tenant shall require all persons and entities performing work on behalf of Tenant to provide protection for existing improvements reasonably satisfactory to Landlord, shall allow Landlord and Landlord's Contractor access to the Premises at all times during the period when Tenant or any person or entity is undertaking work therein and in the event any person or, entity performing work on behalf of Tenant, other than the Landlord's Work, causes any damage to the property of Landlord or others, or to the Landlord's Work. Tenant shall cause such damage to be repaired at Tenant's expense, and if Tenant tails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may, in addition to any other rights or remedies available to Landlord under this lease or at law or equity, cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the cost of such repair.

           C. All persons and entities performing work or supplying materials to Tenant shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord, not to be unreasonably withheld, and during hours reasonably determined by Landlord. Landlord shall have the right to order Tenant or any person or entity who violates the above requirements to cease work and to remove itself, its equipment and its employees from the Building.

           D. Tenant, Tenant's employees and Tenant's Contractors shall abide by the rules of the site applicable to all contractors and others in or upon the Project or the Premises and shall coordinate and schedule their access to the Premises for labor and materials delivery through the general contractor for the Building and Landlord's Contractor, or the managing agent for the Project, if so directed by Landlord.

           E. All work to be performed pursuant to this Paragraph 6 shall be subject to the terms and provisions of Section 14 of this lease, including without limitation the requirement of first obtaining the prior written consent of Landlord thereto.

     7.    Acceptance of Work.
           -------------------

     A. Landlord shall give Tenant three (3) business days' prior written notice of the expected Turnover Date. On or before the expected Turnover Date, Tenant shall conduct an inspection of the Premises and the Landlord's Work with Landlord's representatives and Landlord's Contractor and develop with such representatives and deliver to Landlord a punchlist of all items of the Landlord's Work which are not complete or which require correction (the "Punchlist"). Landlord shall cause Landlord's Contractor to complete and/or correct all items on the Punchlist promptly after Landlord receives the Punchlist and shall give Tenant written notice when all, of the items on the Punchlist have been completed and/or corrected. Any items not on the Punchlist which could have, with reasonable diligence, been discovered by Tenant and included on the Punchlist shall be deemed accepted by Tenant. If Tenant fails to appear for such inspection or fails to arrange a different date for inspection with Landlord within one (1) business day after receipt of Landlord's notice of the expected Turnover Date, Tenant shall be deemed to have agreed that no items exist that are incomplete or require correction and therefore Landlord's Work has been completed and Landlord shall not be required to complete or correct any such items which may in fact exist: or at Landlord's election, Landlord or Landlord's Construction Manager may prepare and approve the Punchlist on Tenant's behalf.

     B. Landlord and Tenant agree to cooperate with each other in scheduling the inspections of the Premises and the Landlord's Work described in this Paragraph 7, to make their respective personnel and representatives available on reasonable notice to attend such inspections and develop the Punchlist within the inspection time described in this Paragraph 7 and to act reasonably in determining whether or not an item of the Landlord's Work should be included in the Punchlist.

     C. At any time after the Turnover Date, Landlord, Landlord's Contractor, their agents, employees or contractors may enter the Premises to complete and correct Punchlist items and such entry for such purpose shall not constitute an actual or constructive eviction of Tenant, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under the lease, or subject to the provisions of Section 16(c) of this lease, impose any other liability on Landlord, Landlord's Contractor, their agents, employees or contractors.

     8.    Miscellaneous.
           --------------

     A. Except as expressly set forth herein or in the lease, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of this lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of this lease.

     B. This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any option under this lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of this lease, whether by any option under this lease or otherwise, unless expressly so provided in this lease or any amendment or supplement thereto.

     C. The failure by Tenant to pay any monies due Landlord pursuant to this Workletter within the time period herein stated shall be deemed a default in the payment of Rent under the terms of this lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 28(i) of this lease.

     D. This Workletter is expressly made a part of this lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of liability set forth therein.

     E. Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the building which affect any work that may be performed by Tenant or any of Tenant's Contractors hereunder.

     F. All of the Landlord's Work paid for by Landlord may be depreciated by Landlord.

[LOGO OF ALLIANCE BUSINESS CENTERS]          LEASE AND SERVICE AGREEMENT
                                             MONTH TO MONTH RIDER


RE: Lease and Service Agreement between Vargas Virginia, Inc. and Inventa ("Agreement").

DATE:    October 28, 1999

CENTER:  ALLIANCE Rental
         Suite 322



This Agreement is hereby modified as follows:

1. The term of this Agreement shall continue for a period of one month commencing on January 1, 2000 and ending on January 31, 2000. This month term shall automatically renew for successive one month terms upon the same terms and conditions except the monthly rent shall increase one time by 5% for each such month, that said amount(s) to be calculated based upon the entire amount of the January's 2000 rent including any and all prior increase(s).

Either party may terminate the said Agreement upon 30 days notice prior to said intended termination date.

All other terms and conditions of the Agreement shall remain in full force and effect.


ACCEPTED BY LESSOR:                     ACCEPTED BY LESSEE:


By: /s/ [ILLEGIBLE]^^                   By:  /s/ [ILLEGIBLE]^^
    ----------------------------             -------------------------------
Date: 11/19/99                          Title: Controller
      --------------------------               -----------------------------
                                        Date: 11/?/99
                                              ------------------------------